                                                                   Exhibit 10.15

                                                                 SERIAL NO. 9888

                BOARD OF EDUCATION   [LOGO]   CITY OF NEW YORK

                               CONTRACT PROPOSAL

Sealed bids will be received by the Directors of the Bureau of Supplies of the Board of Education of the City of New York, at her office, room 513, 44-36 Vernon Blvd., Long Island City, New York 11101

Until 10:00 AM, on Thursday, February 13, 1986.

Bids will be publicly opened and read at 11:00 AM on February 13, 1986 in the Auditorium of Willim C. Bryant High School, 48-10 31st Avenue, Long Island City, New York 11103

FOR THE TRANSPORTATION OF OPEN ENROLLMENT PUPILS AND PUPILS ATTENDING REGULAR CLASSES IN PUBLIC AND NON-PUBLIC SCHOOL IN THE CITY OF NEW YORK THE PERIOD FROM SEPTEMBER 1986 THROUGH JUNE 1991 INCLUSIVE.

________________________________________________________________________________

1.    Name of Bidder ___________________________________________________________

      Address of Bidder ________________________________________________________

2.    Page Number(s) Containing Bid Prices _____________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                                    IMPORTANT

                              NO-BID RESPONSE FORM

IT IS NECESSARY FOR THE BIDDERS WHO ARE SUBMITTING BIDS ON THE PRODUCT(S) AND/OR SERVICES SPECIFIED HEREIN TO RETURN THIS FORM.

FAILURE OF NON-BIDDERS TO COMPLETE AND RETURN THIS FORM WILL RESULT IN THEIR AUTOMATICALLY BEING DROPPED FROM OUR BIDDERS' LIST FOR THE PRODUCT(S) AND/OR SERVICES SPECIFIED HEREIN.

The New York City Board of Education is committed to programs and policies that will result in the procurement of supplies, equipment and services that meet the quality standards required by our educational institutions at the lowest possible prices consistent with those standards.

An important aspect of achieving this goal is to promote competitive bidding among as great a number of qualified bidders as possible.

However, the preparation and mailing of Bid Request Packages is time-consuming and expensive. In instances where bidders fail to respond, or notify the Board of Education of their future intentions, the preparation and mailing of the Bid Request Package represents an unnecessary expense to the Board of Education.

All bidders who respond with a "No Bid" response, or choose not to bid, are requested to provide the information requested below and return this form, in the envelope provided, in time for the bid opening. FAILURE TO RETURN THIS COMPLETED FORM WILL RESULT IN THEIR AUTOMATICALLY BEING DROPPED FROM OUR BIDDER'S LIST FOR THE PRODUCT(S) AND/OR SERVICES SPECIFIED HEREIN. To be reinstated on the bidder's list the bidder must forward a written request for consideration which will be reviewed by the Board of Education.

________________________________________________________________________________

REASONS FOR NOT BIDDING AT THIS TIME:  _________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

DO YOU WISH TO RECEIVE BID REQUESTS FOR THIS PARTICULAR PRODUCT OR SERVICE IN
THE FUTURE?   ( ) YES   ( ) No

*BIDDER'S NAME AND ADDRESS: ____________________________________________________

________________________________________________________________________________

SIGNED: _______________________ TITLE: _________________ DATE: _________________

BID SERIAL NO.: 9888
                ----

*PLEASE CHECK HERE ( ) IF THIS ADDRESS IS A CORRECTION OF THE MAILING ADDRESS TO WHICH THIS BID PROPOSAL WAS ORIGINALLY MAILED.


                                      (ii)

Serial No. 9888

                               TABLE OF CONTENTS

CONTRACT FOR THE TRANSPORTATION OF OPEN ENROLLMENT PUPILS AND PUPILS ATTENDING REGULAR CLASSES IN PUBLIC AND NON-PUBLIC SCHOOLS IN THE CITY OF NEW YORK FOR THE PERIOD FROM SEPTEMBER 1986 THROUGH JUNE 1991.

                                                                            PAGE
General Instructions for Bidders and Bid ..............................       1

1.  Form to be Used ...................................................       1
2.  Presentation of Bid ...............................................       1
3.  Bid Opening .......................................................       1
4.  Bid Deposit or Bid Bond ...........................................       1
5.  Late Bids .........................................................       2
6.  Identical Bids ....................................................       2
7.  Responsive Bids ...................................................       2
8.  Rejection of Bids .................................................       2
9.  Withdrawal of Bid .................................................       2
10. Verification ......................................................       3
11. Quotation .........................................................       3
12. Additional Information ............................................       3
13. Equal Employment Opportunities ....................................       4
14. Ability to Perform ................................................       4
15. Financial Statement ...............................................       5
16. Equipment .........................................................       5
17. Insurance .........................................................       6
18. Performance Bonds .................................................       7
19. Cost Factor Form ..................................................      10
20. Award .............................................................      10
21. Notice of Award ...................................................      10
22. Return of Bid Deposit .............................................      11
23. Routes ............................................................      11
24. Time of Sessions ..................................................      11
Bid Certification .....................................................      12
Individual Verification and Firm or Partnership Verification ..........      15a
Corporate Verification ................................................      15b
Cost Factor Form ......................................................      16


                                      (iii)

Serial No. 9888

SCHEDUlE OF ITEMS, SPECIFICATIONS AND BID BLANK FOR THE TRANSPORTATION OF PUPILS FOR THE PERIOD FROM SEPTEMBER 1986 THROUGH JUNE 1991.

                                                                         PAGE
25.  Intent and Scope .................................................   19
26.  Period of Contract ...............................................   19
27.  Number of Days of Service ........................................   19
28.A Period of Operation ..............................................   20
28.B Period of Operation - Field Trips ................................   20
29.  Payment ..........................................................   21
30.  Items ............................................................   22
31.  Transportation of Pupils .........................................   22
32.  Schedule of Vehicles .............................................   26
33.  Vehicle Specifications ...........................................   26
34.  Vehicle Safety Requirements ......................................   28
35.  Spare Vehicles and Vehicle Performance Monitoring ................   29
36.  Use of Vehicles ..................................................   31
37.  Increase or Decrease in the Number of Vehicles ...................   32
38.  Facilities and Maintenance .......................................   34
39.  Gasoline .........................................................   34
40.  Records to be Transmitted ........................................   34
41.  Vehicle Operator Standards .......................................   35
42.  Operational Supervision ..........................................   37
43.  Audit of Invoices and Financial Records ..........................   37
44.  Liquidated Damages ...............................................   37
45.  Employee Protection Provisions ...................................   43
46.  Price Certification ..............................................   46
47.  Schedule of Items and Bid Blanks .................................   47
     List of Combination Items and Bid Blanks ......................... 48A-48U

Terms and Conditions ..................................................   49
     1.  Definitions ..................................................   49
     2.  Subject Matter ...............................................   51
     3.  Captions .....................................................   51
     4.  Interpretation ...............................................   51
     5.  Modifications ................................................   52
     6.  Compliance with Laws .........................................   52
     7.  Worker's Compensation ........................................   52
     8.  Unlawful Provisions Void .....................................   52
     9.  Necessary Approvals ..........................................   52
     10. Religious Activity Prohibited ................................   54
     11. Political Activity Prohibited ................................   54
     12. No Personal Liability ........................................   55
     13. Prevention of Delay, Suspension or Strikes ...................   55
     14. Inspectors and/or Administrative Personnel ...................   55


                                      (iv)

Serial No. 9888

     15. Rejection of Vehicles ........................................   56
     16. No Extra Compensation ........................................   56
     17. Invoices and Payments ........................................   56
     18. Cancellation of Funding ......................................   56
     19. No Estoppel ..................................................   57
     20. Prior Contractors ............................................   57
     21. Acceptance of Final Payment ..................................   57
     22. Claims - Limitation of .......................................   58
     23. Notices ......................................................   58
     24. Waivers ......................................................   58
     25. Cancellation .................................................   58
     26. Investigations ...............................................   59
     27. Reports, Inspections and Maintenance of Records ..............   62
     28. Non-Assignment of Contract ...................................   63
     29. Transfer of Corporate Stock ..................................   63
     30. Contractor's Staff ...........................................   64
     31. Confidentiality of Records ...................................   64
     32. Testimony ....................................................   64
     33. Indemnification ..............................................   65
     34. Conflict of Interest Prohibited ..............................   65
     35. Antitrust Clauses ............................................   65
     36. Merger .......................................................   66
     37. Participation in an International Boycott ....................   66
     38. Discrimination ...............................................   66
     39. Equal Employment Opportunity Requirements for Non-Construction
         Contractors, Vendors and Suppliers ...........................   68
     40. Supervision ..................................................   74
     41. Reserved Rights ..............................................   74
     42. Choice of Law, Consent to Jurisdiction and Venue .............   74
     43. Bidders Anti-Apartheid and Export Administration Act and
         Arms Export Control Act Provision ............................   75
         Acknowledgment by an Individual ..............................   77
         Acknowledgment by a Corporation ..............................   78
         Acknowledgment by a Partnership ..............................   78
     Performance Bond .................................................   80


                                       (v)

Serial No. 9888

                               BOARD OF EDUCATION
                                CITY OF NEW YORK

                                PROPOSAL FOR BIDS

  FOR THE TRANSPORTATION OF OPEN ENROLLMENT PUPILS AND PUPILS ATTENDING REGULAR
        CLASSES IN PUBLIC AND NON-PUBLIC SCHOOLS IN THE CITY OF NEW YORK
              FOR THE PERIOD FROM SEPTEMBER 1986 THROUGH JUNE 1991
                                (SERIAL No. 9888)

                    GENERAL INSTRUCTIONS FOR BIDDERS AND BID

NOTICE: The attention of the bidder is particularly called to the fact that unless the bid is made in strict conformity with the directions given in this proposal as provided for herein, the bid may be rejected.

                               1. FORM TO BE USED

Bidder Must submit its bid on the blank forms included herein, which set forth the schedule of items, quantities, specifications and form of Contract.

                             2. PRESENTATION OF BID

The person, firm or corporation making a bid shall furnish such bid in a sealed envelope to the Director of the Bureau of Supplies or her designated representative at the place herein mentioned on or before the day and time herein named, and the envelope shall be endorsed on the face thereof with the name of the person, firm or corporation making such bid, the date of its presentation and the title of the services for which such bid is made. All bids once submitted become the property of the Board of Education and may not be returned, except for late bids as noted in Section 5.

                                 3. BID OPENING

At the time and place herein stated, the bids received will be publicly opened and read by the Director of the Bureau of Supplies or her duly designated representative. The Board of Education reserves the right to waive any informalities in a bid if it is desired to be in the best interests of the Board to do so.

                           4. BID DEPOSIT OR BID BOND

Every bid shall be accompanied by a bid bond in the full amount of the bid or by a deposit in the amount of $300.00 per vehicle for each vehicle in all items bid. The deposit shall consist of a certified check upon a state or national bank or trust company signed by a duly authorized officer thereof, drawn to the order of the Comptroller of the City of New York.

The bid deposit shall be enclosed in a sealed envelope within the envelope containing the bid. Receipt for the bid deposit will not be given, as bids will be publicly opened and read, and the amount of bid deposits publicly announced at the time of the opening of bids.

Serial No. 9888

                                  5. LATE BIDS

Bids which arrive after the time stated for the opening of bids cannot be accepted. Bids sent by mail are sent at the risk of the bidder, and will not be considered if they arrive after the time stated for the bid opening.

                                6. IDENTICAL BIDS

In cases where two or more responsible bidders have submitted identical bids as to price, the Board will award the Contract pursuant to Board policy, by public drawing. The Board may, in its discretion reject all bids and readvertise for new bids.

                               7. RESPONSIVE BIDS

Bidders are advised that a qualified, conditional or unbalanced bid, (i.e. some prices grossly inflated and others incredibly low), or one at variance with any provision of the Contract documents or one which fails to meet any requirement thereof may be rejected.

                              8. REJECTION OF BIDS

The Board of Education reserves the right to reject any or all bids that do not conform to the bid requirements for ability to perform, financial statements, bidder responsibility, vehicle information, insurance, and performance bonds.

                              9. WITHDRAWAL OF BID

A.    1.    After the opening of bids, a request by a bidder to the Board of
            Education for consent to the withdrawal of its bid because of error made by said bidder, will be considered only under the following terms and conditions:

            a. Request to withdraw bid must be in writing, addressed to the Director of the Bureau of Supplies and must give reasons for the request.

            b. Request must be sent by certified mail and must be post-marked not later than 48 hours following the opening of bids.

            c.    All requests will be referred to the Board of Review.

            d. Contractors requesting consent to the withdrawal of bids shall appear and testify before the Board of Review and shall make available to the Board of Review all work sheets, summary sheets, and other data requested by the Board of Review as pertinent to its inquiry. Failure to appear or to make available data as requested by the Board of Review will result in refusal of consent to the withdrawal of bids.

Serial No. 9888

            e. After the Board of Review has considered a request by a bidder to withdraw its bid after an award has been made by the Board of Education, the Board of Education may grant such request in any case which it deems just and proper, but such request shall be made and such consent to withdraw shall be made and such consent to withdraw shall be accepted by the bidder upon the express conditions that said bidder shall be excluded from bidding again on the readvertisement of bids for the same item or proposal. Should any bidder request the withdrawal of more than one bid in any twelve month period, the bidder shall be disqualified from bidding on Board of Education work for a period of one (1) year from the date of the second request.

B.    1.    If the Contract award is not made within forty-five days after the date of bid opening, a bidder may withdraw its bid, provided such withdrawal is made prior to a Contract award. Such withdrawal must be in writing and copies shall be submitted to both the Secretary of the Board of Education and the Director of the Bureau of Supplies.

      2. A withdrawal of bid pursuant to this paragraph is not subject to paragraph "A" above.

                                10. VERIFICATION

Each bid shall be verified by the oath signed in writing by the party or parties making it, that the several matters stated therein are in all respects true. If the bidder is a corporation, the verification shall be made by an officer of such corporation with knowledge of the facts and having authority to make such a sworn statement.

                                  11. QUOTATION

The bidder shall insert the prices at which it proposes to furnish vehicles for each item in the schedules herein contained as well as all other information required on the bid blank.

                           12. ADDITIONAL INFORMATION

Further information, interpretation or clarification relative to the terms or conditions of the Contract shall be requested in writing, prior to the submission of the bid, from the Director or his or her designee. Such request must be received a minimum of 10 working days prior to the date of bid opening. Any response by the Director will be issued in writing prior to bid opening and mailed to all bidders appearing on the bidder's list maintained by the Bureau of Supplies and all other interested parties who have requested a copy of the bid document.

Serial No. 9888

In addition, the Office of Pupil Transportation (OPT) maintains, in the regular course of business, a bulletin board located in the OPT Bureau of Contractual and Regulatory Affairs, 28-11 Queens Plaza North, L.I.C., N.Y. 11101, 3rd floor, room 303, which is open for public inspection to all persons during regular Board business hours, (9 AM to 5 PM - Monday through Friday) where, in addition to all mailings of answers to written inquiries, said responses of the Director will be posted and available for inspection. Posting of the response at the OPT will constitute notice regardless of individual receipt of a copy of the Director's response.

                       13. EQUAL EMPLOYMENT OPPORTUNITIES

The particular attention of bidders is called to the section entitled "Equal Employment Opportunities and Practices" on Pages 68 through 74 of the Terms and Conditions. The provisions and terms therein will be strictly enforced by the Board of Education. It is recommended that you contact the Director of the Office of Equal Opportunity, Room 641, 110 Livingston Street, Brooklyn, N.Y. 11201 for forms and other information that said office would require in the event of possible consideration of award to your company.

                             14. ABILITY TO PERFORM

Each bidder shall furnish evidence as to its financial ability, prior experience, past performance, current and past business and contractual associations, ability to perform, facilities, equipment, majority stockholders, officers and owners. The foregoing evidence shall include but not be limited to the following:

            (a) Three (3) letters of reference, from three former or present individuals, agencies or organizations to which you have provided service, on letterhead, related to the level and quality of service provided to those individuals, agencies, or organizations. Letters from family members and those parties having a financial interest in the contract are unacceptable.
            (b) List and description of all local, state and federal contracts related to the provision of transportation services currently in force and to which the bidder was a party within the last five years, including the name of the agency involved, annual amount of contract and nature of contract.
            (c) Description of any investigation, and/or litigation involving a city, state, or federal agency as well as a private individual, partnership or corporation, within the past three years.

No award will be made to a bidder who shall fail to submit evidence, setting forth the facts required to be set forth, or to a bidder whose statements set

Serial No. 9888

forth in such evidence are found to be untrue. Any statement or declaration made by the bidder which shall be found to be untrue will be sufficient cause for rejecting its bid and forfeiting its bid deposit to the Board. The Director will determine whether the evidence of ability to perform is satisfactory and will recommend awards only when such evidence is deemed satisfactory, and reserves the right to reject any bid where after investigation and evaluation the Director determines that the evidence of the bidder's ability to perform is not satisfactory.

                             15. FINANCIAL STATEMENT

The bidder must submit with its bid a balance sheet and profit and loss statement of its operations for the past three annual tax periods or the number of tax years (must be indicated) for which the bidder has been in business. The balance sheet and profit loss statement must be certified by an independent Certified Public Accountant licensed by the State of New York, and the individual, firm, or corporation employed to prepare the financial statements must have no interests in the bid, and must so certify. Each bidder shall submit a statement under oath disclosing and clearly identifying all its stockholders owning 5% or more of the outstanding equity, its officers, partners, creditors, and every person, firm or corporation who has any interest directly or indirectly in the bid or the bidder at the time the bid is submitted; and shall report to the Director any change in control or ownership during the period of this Contract within 5 days. If the bidder has not been in business within the past three (3) years, the bidder shall submit a satisfactory financial statement certified by an independent Certified Public Accountant as described above and affidavits outlining its qualifications to perform satisfactorily.

Bidders who have an existing transportation contract with the Board of Education and have a financial statement on file must also resubmit a financial statement.

                                  16. EQUIPMENT

A. Each bidder, including those which currently have contracts with the Board, must submit with its bid the following data if such information is available at the time of bid, in connection with each vehicle intended to be used for transportation of pupils:

      1.    Make, year of manufacture and registration number of each vehicle.

      2.    Vehicle number and plate number of each vehicle.

      3.    Pupil seating capacity & vehicle type.

Serial No. 9888

      4.    Name of owner of each vehicle.

      5.    Expiration date of the State Department of Transportation
            Certificate.

B. The bidder shall supply satisfactory evidence that it will have the required type and number of vehicles prior to the beginning of the Contract period or beginning of service. Such evidence may be a signed statement on letterhead, from an acceptable vehicle manufacturer, dealer, or rental corporation to the effect that it will furnish the required type and number of vehicles. If the vehicles are leased or rented, the vehicle operator (driver) cannot be the owner.

C. A successful bidder must provide this data with reference to each vehicle being furnished and used for the transportation of pupils under the Contract both at the inception of the Contract and for any additional vehicle acquired thereafter. The successful bidder must also inform the Board of Education of any vehicle withdrawn from service or replaced during the life of the Contract.

                                  17. INSURANCE

The bidder must submit with its bid, certifications from insurers acceptable to the Board that said insurers will furnish public liability and property damage insurance to the bidder. The policies shall be filed with the Director with a copy of the Acknowledgement of the Notice of Award at the same time said acknowledgement is submitted to the Secretary of the Board of Education, and shall name the Board of Education and City of New York as additional insureds. The foregoing certifications and policies must be issued by a company licensed by the Superintendent of Insurance of the State of New York to do business in New York. The insurance shall remain in force at all times during the life of this Contract. Renewals shall be filed with the Director at least 30 days prior to the expiration of the current policy. The required minimum limits of coverage are as follows:

      1. Public Liability for bodily injury, including death shall be in the amount of $500,000.00 for each person and $5,000,000.00 for each occurrence.

      2. Property damage coverage shall be in the amount of $50,000.00 to cover the claim of one person and $100,000.00 to cover the claim of two or more people for each accident.

The Contractor shall also maintain during the life of this Contract such additional insurance policies necessary to comply with applicable laws, ordinances or regulations governing the performance of the work, and/or cover any additional vehicles which may be required during the life of this Contract.

Serial No. 9888

The Board retains the right to modify the minimum limits of public liability and property damage coverage required under this Contract by a duly approved Resolution of the Board. Should the limits of public liability be increased there shall be no additional compensation. Should the limits of public liability be reduced the Board will be entitled to a credit for any savings to the contractor in premiums, if any.

If the vehicles to be used in the performance of this contract are not owned by the bidder, the insurance certificate must be endorsed to include the bidder as well as the Board of Education and the City of New York, as named insureds. Insurance certificates and policies reflecting coverage for only the vehicle owner, who is not the bidder, are not acceptable.

                              18. PERFORMANCE BOND

1. The bidder shall also, where required, submit with its bid, certifications from acceptable insurers that said insurers will furnish a performance bond. Said certifications and each bond must be issued by a company licensed by the Superintendent of Insurance of the State of New York to do business in New York. Failure of the bidder to obtain certification as required, will cause the bid to be rejected. Performance Bonds for each year of the Contract must be submitted in the manner prescribed herein. The bidder's attention is drawn to the provision requiring the surety's performance to begin within 20 days following a default of the Contract.

      The amount of the performance bond, when required, for the first year of the Contract shall be one hundred and eighty times the daily rate per vehicle for all vehicles for which the Contract is awarded. This performance bond shall guarantee the full and faithful performance for the first year of the Contract as may be awarded to bidder.

      By way of example:

                    25 Vehicles x $220.00 x 180 = $990,000.00

      The initial performance bond shall be filed with the Director with a copy of the acknowledgement of the Notice of Award at the same time said acknowledgement is submitted to the Secretary of the Board of Education.

      Thereafter the contractor shall provide an equal and identical bond guaranteeing performance for each additional year beyond the operation of the first year of said Contract to be filed with the Director by April 1, 1987, April 1, 1988, April 1, 1989, April 1, 1990, for the succeeding year.

      Failure of the contractor to obtain the bond guaranteeing performance as required herein on or before April 1, as stated above, shall be deemed sufficient cause for the cancellation of the balance of the Contract.

Serial No. 9888

      In the event that this Contract is extended after its initial term, as provided for in Section 305.14 of the State Education Law, the amount of the performance bond shall be adjusted to reflect any increases in the daily rate paid to a Contractor during the term of the extension.

      Any late filing of a Performance Bond renewal will be cause for the assessment of Liquidated Damages for each day after April 1, that the bond is not submitted.

2.    Performance Bonds and Assurance of Faithful Performance

      (a) Any bidder awarded a Contract authorizes the Board to deduct from any receivables due the Contractor under this or any other contract any losses and liquidated damages sustained by the Board for the contractor's failure to perform; and authorizes the Board to retain the June payments in 1987, 1988, 1989 and 1990 to guarantee contractor performance for each succeeding year of the Contract.

      (b) In addition, bidders have the following options available to them to assure faithful performance of this Contract:

            1. Any bidder who initially receives an award of Contract for fifteen (15) or fewer vehicles must;

                  A. File a performance bond for all vehicles as stated herein; or

                  B. Authorize the Board of Education to retain ten percent (10%) of each payment made to the contractor from the first five (5) months payment of each year of this Contract. The retainage shall be returned to the contractor with interest after the conclusion of each one year period of full and faithful performance under this contract.

            2. Any bidder who initially receives an award of Contract for sixteen (16) to twenty-five (25) vehicles must;

                  A. File a performance bond for all vehicles as stated herein; or

                  B. Post a one time cash payment equal to ten percent (10%) of the Contract value; or

                  C Provide a confirmed, irrevocable letter of credit from an acceptable financial institution equal to ten percent (10%) of the Contract value.

Serial No. 9888

            3. Any bidder who initially receives an award of Contract for twenty-six (26) or more vehicles must;

                  A. File a Performance Bond for all vehicles as stated herein; or

                  B. Post a one time cash payment equal to ten percent (10%) of the Contract value and, in addition the Contractor authorizes the Board of Education to retain five percent (5%) of each payment made to the Contractor from the first five (5) months payments of each year of the Contract, to be maintained in an interest bearing account, to assure full and faithful performance of the Contract. This retainage shall be returned to the Contractor with interest after the conclusion of each one (1) year of full and faithful performance under this Contract; or

                  C. Provide a confirmed, irrevocable letter of credit from an acceptable financial institution equal to ten percent (10%) of the contract value, and in addition the Contractor authorizes the Board of Education to retain five percent (5%) of each payment made to the Contractor from the first five (5) months payments of each year of this Contract. This retainage shall be returned to the Contractor with interest after the conclusion of each one (1) year period of full and faithful performance under this Contract.

            (c) Performance bonds provided shall be in strict accordance with the sample bond attached. For Contractors posting a cash payment, or letter of credit, the "contract value" shall be arrived at by multiplying the Daily Rate per vehicle by the number of vehicles awarded times 184. Cash payment shall be certified check or bank money order payable to Board of Education, City of New York and the payment or letter of credit shall be delivered to the Director of the Office of Pupil Transportation as provided for in Section 21 herein. Cash payments posted under sub-paragraphs (b) 1. and (b) 2. hereof shall be non-interest-bearing and shall be refunded to the Contractor after September 15, 1987, and before October 15, 1987, if the Contractor is well and faithfully performing the contract.

3. During the period of the Contract, if there is an increase in the total number of vehicles furnished by one Contractor to more than fifteen(15), but less than twenty-six (26), then the Contractor shall comply with the terms and conditions outlined in 2(b) 2 above.

Serial No. 9888

4. During the period of the Contract, if there is an increase in the total number of vehicles furnished by one Contractor to more than twenty five
      (25), then the contractor shall immediately notify the Director and shall comply with the terms and conditions outlined in 2(b) 3 above.

5 For the purpose of 1, 2, 3, and 4 above, corporate bidders who are subject to common control as determined by the Board based upon an analysis of:
      (a) ownership of the corporation's assets; (b) coincidence of corporate officers and directors; and (c) such other factors as the Board determines to be relevant, are deemed to be one bidder.

                              19. COST FACTOR FORM

Pursuant to New York State Education Law Section 156.1, all successful bidders shall submit, by October 15, 1986, the Cost Factor Form as provided herein. The statement must be completed by an independent Certified Public Accountant detailing reasonable contractual transportation costs used in computing the bid amount(s).

                                    20. AWARD

The award of Contract, if made, will be made according to law, as soon after the opening of bids as practicable by item, to the lowest responsible bidder offering the lowest daily rate per vehicle in each item. In addition, the Board reserves the right to reject any and all bids if the Board elects to further extend existing agreements covering the work being bid.

The Board of Education or the New York State Commissioner of Education may reject any or all bids. No award of contract shall be binding upon the Board of Education until the contract has been duly approved by the Board of Education, NYS Education Department, the NYC Department of Investigation and the Financial Control Board, if required by the regulations of said Board. The approval of the New York State Education Department shall be a condition subsequent as described in the Terms and Conditions of this Contract.

                               21, NOTICE OF AWARD

The mailing by the Board of Education of the City of New York to the undersigned bidder at the address herein specified of the NOTICE OF AWARD OR ACCEPTANCE OF BID for any of the items for which this bid is submitted shall constitute a contract between the Board of Education and the undersigned to furnish and deliver the items set forth in said NOTICE OF AWARD OR ACCEPTANCE OF BID. The successful bidder will acknowledge receipt of the Notice of Award or Acceptance of Bid within five days after receipt of the form provided and at the same time shall submit to the Director with a copy of said acknowledgement the performance bond and/or cash payment or letter of credit where required. Purchase orders will be issued when and as required.

Serial No. 9888

                            22. RETURN OF BID DEPOSIT

After the award of Contract, the Comptroller shall reimburse the bid deposits received to the persons, firms, or corporations submitting the same, except for the bid deposits of the bidders whose bids have been accepted. The bid deposits of the successful bidders will be reimbursed after acknowledgment from him/her of receipt of notice of award of Contract, and submission of the performance bond and/or cash payment or letter of credit where required, or retained pending the initiation of service.

                                   23. ROUTES

The routes which were being served at the time this Contract Proposal was prepared are compiled in a separate volume entitled, "List of Routes". The "List of Routes" may be examined by prospective bidders at the Office of Pupil Transportation, 28-11 Queens Plaza North, Long Island City, New York, third floor, Monday through Friday, 9:00 A.M. to 4:00 P.M. The bidders attention is drawn to the fact that the "List of Routes" is subject to change and the actual routes and numbers of students and sites to be serviced at the opening of school may vary considerably from those served at the time this proposal was prepared. The contractor is responsible for the preparation of the actual runs to be serviced from the list of routes provided by the Director, and there shall be no reliance by the Contractor on the "List of Routes" as the actual routes to be serviced. A copy of the appropriate list will be forwarded to the successful bidder(s) at the time of award of Contract.

                              24. TIME OF SESSIONS

Time schedules in existence for all schools presently serviced are set forth in the List of Routes. Public schools generally adhere to the following sessions:

                    All Grades - 8:40 A.M. to 3:00 P.M.

The Board reserves the right to adjust the time schedules and to establish part-time, split, or multiple sessions for any school(s). The contractor shall be required to transport pupils so as to service all sessions established by the Board for each public school and each principal for each non-public school. All requests by a principal of a public school or non-public school to modify the time of sessions must be approved by the Board and/or Director of the Office of Pupil Transportation.

                                BID CERTIFICATION

              BID TO THE BOARD OF EDUCATION OF THE CITY OF NEW YORK

                                     Made by

Name of Bidder _________________________________________________________________
                            (Individual, Firm or Corporation)

Place of Business of Bidder ____________________________________________________

Date of Bid _______________________ Telephone __________________________________

If Bidder is an individual or partnership, state here:

     Name of Individual or Partners          Residence of Individual or Partners

1. _____________________________________________________________________________

2. _____________________________________________________________________________

3. _____________________________________________________________________________

If Bidder is a corporation, complete the following:

Organized under the laws of the State of _______________________________________

Name and Residence of President ________________________________________________

________________________________________________________________________________

Name and Residence of Secretary ________________________________________________

________________________________________________________________________________

Name and Residence of Treasurer ________________________________________________

________________________________________________________________________________

The bidder, above mentioned, declares and certifies:

First: That the said bidder is of lawful age and the only one interested in the bid, and that no one other than herein above named has any interest in this bid, or in the contract proposed to be entered into.

Second: By submission of this bid, each bidder and each person signing on behalf of any bidder certifies, and in the case of a joint bid each party thereto certifies as to its own organization, under penalty of perjury, that to the best of its knowledge and belief-

      (1) The prices in this bid have been arrived at independently without collusion, consultation, communication, or agreement for the purpose

Serial No. 9888

            of restricting competition, as to any matter relating to such prices with any other bidder or with any competitor;

      (2) Unless otherwise required by law, the prices which have been quoted in this bid have not been knowingly disclosed by the bidder and will not knowingly be disclosed by the bidder prior to opening, directly or indirectly, to any other bidder or to any competitor; and

      (3) No attempt has been made or will be made by the bidder to induce any other person, partnership or corporation to submit or not to submit a bid for the purpose of restricting competition.

Third: That no Councilman of the City of New York, member of the Board of Education of the City of New York, or any officer or employee or person whose salary is payable in whole or in part from the treasury of the City of New York is directly or indirectly interested in this bid or in the supplies, materials, equipment, services, work or labor to which it relates, or in any portion of the profits.

Fourth: That said bidder is not in arrears to the City of New York or the Board of Education of the City of New York upon debt, contract, or taxes and is not a defaulter as surety or otherwise, upon any obligations to the City of New York, and has not been declared not responsible, or disqualified, by any agency of the City of New York, or State of New York, nor is there any proceeding pending relating to the responsibility or qualification of the bidder to receive public contract, except

________________________________________________________________________________

________________________________________________________________________________

(if none, bidder must insert "None")

Fifth: That said bidder has carefully examined the standard form of Contract proposal, including the instructions to bidders, specifications, and the schedule of bid items, and will, if successful, perform all its terms, covenants and conditions, and will furnish and deliver at the prices bid, within the time stated, all the materials, supplies, apparatus, goods, wares, merchandise, services and/or labor named and described therein for which the bid is made.

Sixth: The bidder expressly undertakes and agrees, if successful, to comply fully with any and all applicable Federal, State and/or municipal laws, and the orders, or regulations, of any federal, state and/or municipal authority or agency.

Seventh: The undersigned, if an individual bidder, or if the bidder be a firm, partnership or corporation, the undersigned executing this document as a member, partner, director or officer and on behalf of such firm, partnership or corporation, expressly warrants and represents that neither he/she, nor any member, partner, director or officer of said firm, partnership or corporation has, prior to the date of execution of this bid, been called before a grand

Serial No. 9888

jury, head of a state department, temporary state commission or other state agency, head of a city department, or other city agency, to testify in an investigation concerning any transaction or contract had with the State of New York, any political subdivision thereof, a public authority or with any public department, agency or official of the State of New York or of any political subdivision thereof, or of a public authority or any fire district, and refused to sign a waiver of immunity against subsequent criminal prosecution or to answer any relevant question concerning such transaction or contract. If there has been a refusal to sign a waiver or to answer, the bidder must state the time and place of such refusal below.

NAME(S)                     DATE                   PLACE
-------                     ----                   -----

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Eighth: There are listed below any present or previous connection of the bidder or any owner, officer, partner, director, stockholder, or employee of the bidder with the Board of Education as an employee, vendor or Contractor, or an employee of a vendor or Contractor. Drivers who are employed by the contractor in no position or function other than driver need not be listed.

NAME(S)                    CONNECTION/CAPACITY           DATE(S)
-------                    -------------------           -------

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Serial No. 9888

Ninth: The bidder offers to provide the services at the prices entered on the written bid blanks and, if the bidder's offer is accepted, will well and faithfully perform all the requirements of the Contract at those prices.

      The amount of the bid deposit or bid bond furnished with this bid is the sum of __________________________________________Dollars ($______).

It is a (cross out one) bid deposit/bid bond.

Serial No.: ____________________

Signature______________________________________________________________________.
                         (Individual, Firm or Corporation)

Where bidder is corporation add:

By ____________________________________________________________________________.

                                     Attest:

_______________________________
          Secretary            (Seal)


(Please note that the applicable affidavit of verification on the following pages must be executed.)

      NOTE: 1. Where bidder is a firm, the bid must be signed in the name of the firm by a member thereof, who must sign his/her own name immediately thereunder, as A. & B. Co., by C. A., Partner.

            2. Where the bidder is a corporation, each bid must be signed in the name of the corporation by a duly authorized officer or agent thereof having knowledge of the matters stated in the bid, and such officer or agent shall also subscribe his/her own name, as: A.B. Company, by C.D., President. The seal of the corporation must also be affixed.

            3. An individual doing business under a trade name must present the bid in such individual's correct name. The style "Thomas Jones, doing business as (d/b/a) Celestial Bus Co." may be used.

            4. Each bid must be verified by the bidder submitting same by execution of one of the following proper forms.

Serial No. 9888

                             INDIVIDUAL VERIFICATION

County of    )
State of     ) ss:

________________________, being duly sworn, deposes and says; he/she is the person who executed the foregoing bid, that deponent has read the declarations contained in said bid and knows the contents thereof; that the same are true to deponent's own knowledge.

                                             ___________________________________
                                             (Signature of person verifying bid)

Subscribed and sworn to before me this

               day of

______________________________________

                          - - - - - - - 0 - - - - - - -

                        FIRM OR PARTNERSHIP VERIFICATION

County of   )
State of    ) ss:

____________________________, being duly sworn, says:

I am a member of _______________________, the firm described in and which executed the foregoing bid. I subscribed the name of said firm thereto on behalf of the firm and the several matters therein stated are in all respects true.

                                             ___________________________________
                                             (Signature of person verifying bid)

Subscribed and sworn to before me this

               day of

______________________________________

If notarized outside the State of New York, County Clerk's certificate must be attached.


                                       15A

Serial No. 9888

                             CORPORATE VERIFICATION

County of   )
State of    ) ss:

_______________________, being duly sworn, says:

      I am the _________________________ of ______________________, the
corporation whose name is subscribed to and which executed the foregoing bid.

I reside at_____________________________________________________________________

I have knowledge of the several matters therein stated and they are in all respects true.

                                             ___________________________________
                                             (Signature of person verifying bid)

Subscribed and sworn to before me this

               day of

______________________________________

If notarized outside the State of New York, County Clerk's certificate must be attached.

                          - - - - - - - 0 - - - - - - -

The officer taking the acknowledgment shall enter his/her title, the date of expiration of his/her commission, etc.

IMPORTANT NOTE:

Those found making intentionally false or misleading statements are liable for prosecution.


                                       15B

Serial No. 9888

                                                          Contract Year ________

                     The University of the State of New York
                         THE STATE EDUCATION DEPARTMENT
                    BUREAU OF EDUCATIONAL MANAGEMENT SERVICES
                   ALBANY, NEW YORK 12230 PHONE: 518-474-3384

                                COST FACTOR FORM
         FOR DETERMINATION OF REASONABLE CONTRACTUAL TRANSPORTATION COST

VEHICLE PUPIL SEATING CAPACITY (check one only) [ ] 5 - 20    Note: Use separate
                                                              worksheet for each
State Education Department                      [ ] 21 - Up   group included in
Bureau of Educational Management Services                     contract.

School District New York City            Contractor_____________________________

Amount of Contract $______________________ No. of Buses_________________________
                                                       (for vehicle group
                                                        checked above only)

Total No. of Students Transported ____ Total Daily Mileage ______ No. of Days of Service _____
                     (for vehicle group checked above only)

PART I Summary of Contract Costs

                                                              TOTAL COST FOR
       ITEM                ITEM DESCRIPTION                     SCHOOL YEAR
       ----                ----------------                   --------------

1. Fuel                 Contractor supplied fuel for          $_____________
                        vehicles

2. Vehicle Maintenance  Tires, tubes, chains, parts,
                        lubricants, garage supplies, bus
                        cleaners, and mechanics wages
                        excluding fringe benefits              _____________

3. Insurance            Bodily injury and property damage
                        Insurance coverage on building and
                        contents                               _____________

4. Building Costs       Building rental, real property
                        taxes, repairs, mortgage principal
                        and interest payments                  _____________

5. Utilities            Heat, light, power, water and
                        telephone                              _____________

6. Licenses             Vehicle registration fees              _____________

7. Drivers' Wages       Wages excluding fringe benefits        _____________

8. Driver Training      Training, recruitment, employment
                        advertising, investigations and
                        physical examinations                  _____________

9. Fringe Benefits      Pension, health insurance, FICA,
                        Workers' compensation, unemployment
                        insurance, union welfare               _____________

Serial No. 9888

                                                              TOTAL COST FOR
       ITEM                ITEM DESCRIPTION                     SCHOOL YEAR
       ----                ----------------                   --------------

10. Interest            Interest Cost on borrowings for
                        acquisition of vehicles and
                        equipment                             $_____________

11. Depreciation        Depreciation cost for vehicles and
                        other equipment                        _____________

12. Management          Salaries and other expenses for
                        management and supervision including
                        corporate overhead and terminal
                        management                             _____________

13. Other (Specify)     Items not included in cost
                        categories 1-12 above

______________________  _____________________________________
______________________  _____________________________________
______________________  _____________________________________  _____________

Total
                                                             $ _____________
                                                               _____________

PART II Method of Computing Costs

            For each of the cost categories used in Part I of the form, please indicate below the method of computation and basis used in arriving at the cost figure. If the cost represents a prorated amount among various contracts or a prorated amount between school contract and charter service operations, the basis for that proration should be noted for each cost item involved.

1. Fuel

2. Vehicle Maintenance

3. Insurance

4. Building Costs

5. Utilities

6. Licenses

Serial No. 9888

7. Drivers' Wages

8. Driver Training

9. Fringe Benefits

10. Interest

11. Depreciation

12. Management

13. Other (Specify)

If additional space is required separate sheets detailing computations may be attached.

Serial No. 9888

                 SCHEDULE OF ITEMS, SPECIFICATIONS AND BID BLANK
      FOR THE TRANSPORTATION OF OPEN ENROLLMENT PUPILS AND PUPILS ATTENDING REGULAR CLASSES IN PUBLIC AND NON-PUBLIC SCHOOLS TN THE CITY OF NEW YORK
              FOR THE PERIOD FROM SEPTEMBER 1986 THROUGH JUNE 1991

                              25. INTENT AND SCOPE

This Contract is intended to cover requirements for the transportation of open enrollment pupils and pupils attending regular classes in public and non-public schools who are eligible for transportation provided by the Board of Education pursuant to the eligibility standards established by the Board, and whose transportation is provided by the Board of Education of the City of New York, and for such other uses as provided for herein.

                             26. PERIOD OF CONTRACT

The term of this Contract shall commence when the Secretary of the Board mails the NOTICE OF AWARD OR ACCEPTANCE OF BID and certain services are required as of that date. The time for the performance of the transportation herein scheduled is for the period beginning with the first officially scheduled public school day in September 1986, or the first day of service requested by the Board to accommodate non-public school service provided pursuant to Chapter 902 of the Laws of 1985, and ending with the last officially scheduled public school day in June 1991 in accordance with the public school calendar. Thereafter, the Contract may be extended for one or more additional years in conformance with the requirements of the State Education Law and the regulations of the Commissioner of Education of the State of New York.

                          27. NUMBER OF DAYS OF SERVICE

A. The Contractor must conform to the public school calendar and daily tine schedules of all the different schools involved in the item(s) bid upon. The public school calendar shall be furnished prior to the beginning of service. It is the responsibility of the contractor to adhere to this calendar at all times, unless notified otherwise by the Director of the Office of Pupil Transportation (hereinafter the "Director"). This shall include responsibility for adhering to any special schedules or shortened schedules. The public school calendar varies from year to year and generally includes 180 to 185 school days; however, the Board reserves the right to change the school hours or days of attendance, including the addition or deletion of days of any or all grades, or of any or all schools any time prior to the letting of the Contract and at any time thereafter. No change in compensation will be made for such adjustments, unless they necessitate the use of additional vehicles by the bidder.

B. Contractors shall provide service to non-public schools which are in session on any five of eleven days or holidays during the term of this

Serial No. 9888

      Contract when public schools are closed. The eleven days per year from which non-public schools may select five days to receive service are: the Wednesday, Thursday and Friday after Labor Day, Rosh Hashannah, Yom Kippur and the week between Christmas day and New Year's day. Contractors shall be notified by the Director a minimum of five (5) days before such service to a non-public school is required.

                            28A. PERIOD OF OPERATION

Regular service, extended service and additional service shall be provided pursuant to the terms and conditions of this Contract. Regular service shall be defined as being provided by those vehicles that are available for the transportation of pupils beginning with the initial pick-up time of 7:00 AM, and delivery to school for the morning session which will commence no later than 9:30 AM. Regular service will conclude with the pick-up of pupils for the homeward trip no earlier than 2:00 PM and no later than 4:30 PM in conformity with the school's dismissal schedule, and shall complete its service with the delivery of the last pupil to his or her home.

Extended service shall be defined as mid-day dismissal service between the hours of 9:30 AM and 2:00 PM which is necessary due to clerical half days, Parent/Teacher conferences, special testing, release time for religious instruction or any other reason as designated by the Chancellor or his designee or, an early dismissal for non-public schools which has been approved by the Director. However, if an early dismissal affects all schools serviced by a particular vehicle so that there is no afternoon service provided, the mid-day run shall be the PM run and will not be considered Extended Service.

Additional use of the vehicle shall be defined as the requirement that the contractor pick-up its first pupil prior to 7:00 AM or any pupil after 4:30 PM for the homeward trip upon authorization of the Director.

                     28B. PERIOD OF OPERATION - FIELD TRIPS

Field Trip service shall be defined as either a round trip or shuttle service between two (2) points scheduled during the hours of 9:30 AM to 1:30 PM and/or after 4:30 PM for the purpose of educational activities.

The Contractor shall provide transportation for field trips and other purposes ("Field Trips") between 9:30 AM and 1:30 PM, and after 4:30 PM, in addition to transportation between pick-up points and schools, to the extent required by the Board.

A. The Board may determine to: (1) provide field trips directly, (2) Contract separately for the provision of field trips with the Contractor herein or with a separate Contractor, or (3) require the Contractor to provide field trip service in addition to transportation between pick-up points and schools. Should the Board determine to require the Contractor to provide field trips in addition to transportation between pick-up points and schools, the Contractor shall be compensated in the manner provided

Serial No. 9888

      herein at the rate of two percent (2%) of its daily rate per vehicle additional for each day of Field Trip Service, in addition to any and all other compensation to which the Contractor is entitled under the terms of this Contract.

B. If the Contractor provides Field Trip Service under either option (2) or option (3), above, it shall bill separately for field trips, as directed by the Director, so as to enable the Board to ascertain its costs for field trips as opposed to transportation between pick-up points and schools.

                                   29. PAYMENT

A. Payment will be made based upon the daily rate per vehicle quoted by the Contractor for the number of vehicles and the number of days of service provided by the Contractor. The Board reserves the right to increase or decrease the number of vehicles required to be provided upon two (2) days notice to the Contractor. In no event will the Contractor be paid for days on which the vehicles are not operating pursuant to this Contract except for those days upon which the Contractor was scheduled to provide service and schools were ordered closed by the Chancellor or his designee. Invoices shall be submitted at the end of each calendar month for the number of vehicles and the number of days on which services were rendered during the preceding month. Adjustments in compensation will be made for
      (1) assessment of liquidated damages, (2) charges for increases or decreases in the number of vehicles, (3) assessment of expenses arising from default, and (4) as otherwise provided in the Contract or by law.

      On days when the public schools are closed and service is required for non-public schools, Contractors are required to reroute vehicles in order to maximize vehicle utilization and will be paid only for vehicles authorized to operate on those dates.

B. The Board of Education may deduct two percent (2%) from the prices quoted herein if payment is made within thirty days from the date the Board shall have received the invoice accompanied by acceptable proof of service. The Board shall not be deemed to have received an invoice earlier than the first day of the month the Board is regularly open for business in the month succeeding the month in which the service is rendered. The date of payment shall be the date on the payment check issued by the New York City Office of the Comptroller, on behalf of the Board. The discount herein provided for shall not be a consideration in determination of award.

C. Payment for extended service shall be at the regular daily rate plus an additional one percent (1%) of that rate for each vehicle for each day that extended service, as defined herein, is required.

Serial No. 9888

      Charges for additional use of the vehicle, shall be at an hourly rate equal to ten percent (10%) of the regular service daily rate. Charges for less than one hour in additional service will be prorated. Where field trip service is required, pursuant to option 3 of Section 28B herein, after 4:30 PM the additional service rate shall be in addition to the field trip rate.

      Payment for field trip service, provided pursuant to option 3 of Section 25B herein, shall be at the regular daily service rate for the vehicle plus two percent (2%). Field trip service, provided pursuant to option 2 of Section 28B herein, shall be paid at the per trip bid for service.

                                    30. ITEMS

The Contractor shall complete the item(s) bid upon first. At the discretion of the Director the vehicle may be assigned for a secondary use outside of the item bid upon in accordance with the provisions of Section 36 entitled Use of Vehicles.

                          31. TRANSPORTATION OF PUPILS

A. Buses shall pick up the pupils to be transported at the authorized stops specified in the "List of Routes". The "List of Routes" can be examined at the Office of Pupil Transportation, 28-l1 Queens Plaza North, Long Island City, New York, third floor, Monday through Friday, 9:00 AM to 4:00 PM. Buses shall deliver the pupils to the same locations on return from school; except where traffic regulations prevent same. The authorized stops shall be established by the Director and may be changed by the Director upon five (5) business days notice to the Contractor. The Contractor shall arrange and submit to the Director a schedule of the time of each stop, for each run for each school serviced two (2) business days before any schedule or change in schedule is to be put into effect. After approval of a schedule by the Director, the Contractor shall supply a copy of the approved schedules to the Principal.

      The Contractor shall report any deviation from the approved schedule to the Director. If the pick-up or delivery time, or the sequence of the stops is altered, the Contractor must notify the Principal and Director five (5) business days in advance of said changes so that the pupils to be transported may be informed. All pupils to be transported pursuant to this Contract will be required to assemble at the designated stops, and stops will be spaced a minimum of a quarter (1/4) of a mile apart.

      The Contractor will not be required to service any route which is more than five (5) miles in length, measured from the initial stop to the schools services via the shortest driving distance covering the intermediate stops, except for the transportation of open enrollment pupils. No student attending regular classes in public or non-public

Serial No. 9888

      schools shall be required to travel for more than one (1) hour on either the trip to school or the homeward trip, except for open enrollment pupils and/or when the Director has approved same.

      A route consists of a number of stops authorized by the Director, from which pupils are to be transported to a designated school for specific school sessions and to which they are to be returned on the homeward trip. The school the pupil attends shall be determinative of what route the pupil is placed upon, and not the pupil's home address or school district in which the pupil resides; however, exceptions may be made at the discretion of the Director.

      One (1) or more routes may be designated to service an individual school. Buses will utilize the most expeditious route in traveling between the authorized stops and the schools to be serviced.

      The Contractor shall prepare the run to be traveled by each bus, by merging routes prepared by the Office of Pupil Transportation, however, the Board reserves the right to assume responsibility for the preparation of runs for vehicles upon five (5) business days notice to the contractor. The authorized stops are subject to change as the school session is altered, or as schools or pupils are added to or deleted from the transportation lists. The Contractor will be required to comply with the changes in the stops within the time frame stipulated. The contractor shall not alter the schedule of the vehicle servicing such stops without prior approval from the Director.

      Vehicles must not leave an authorized stop until the scheduled time and shall not wait past the scheduled time unless the operator sees a pupil approaching to board the vehicle for the trip to school. No vehicle shall leave the school at dismissal time until all students are aboard. Contractors are not to permit its employees to make stops at unauthorized locations.

      If a toll is involved, it will be the responsibility of the contractor to pay such toll at its own expense.

B. All accidents involving pupils on a vehicle, or in boarding or leaving a vehicle, and all other accidents shall be handled as follows:

      1. When the severity of the accident warrants, the driver will call 911 and request police and ambulance service.

      2. The Contractor shall immediately notify by telephone, school administrators and the Office of Pupil Transportation of the location, extent of the accident, names of pupils involved with a description of their injuries, run number, bus number and schools affected.

Serial No. 9888

      3. The Contractor shall assist the school administrators in contacting parents and providing them with information on their children, when requested by the school.

      4. The Contractor shall prepare accident reports for the State Department of Motor Vehicles, State Department of Education, Office of Pupil Transportation and their insurance company, within 24 hours, using appropriate forms.

C.    1.    In the case of a vehicle breakdown on the way to school, the driver shall notify the Contractor which, in turn, shall notify the school administrators and the Office of Pupil Transportation immediately. If the breakdown occurs after school closing time, the Contractor is to notify the Office of Pupil Transportation by telephone of the delay.

      2. The Contractor may not unilaterally exclude a pupil from transportation.

      3. Except in an emergency, or when scheduled by the Director or his designee, no pupil will be required to transfer from one vehicle to another either on the trip to school or on the homeward trip.

      4. All drivers employed in the transportation of pupils shall be given permanent run assignments at the commencement of service, subject to union agreement.

      5. Drivers must drive the scheduled run permanently assigned to them at least one time prior to the start of service. If at any time during the school year a driver is given a new permanent run assignment, that driver must drive the run before being permitted to transport students on that run.

      6. Contractors must make vehicles available to schools for emergency drills as required by the State Education law to be held three times per school year: once within the first five days of school, once between November 1, and December 31, and once between March 1 and April 30. The emergency drills shall include practice and instruction in the location, use and operation of the emergency door, fire extinguisher, first aid equipment, and use of the windows as a means of escape in case of fire or accident. Drills shall include situations which might result from both fire and accidents. Such instruction and the conduct of drills shall be given by a member or members of the teaching staff, with the assistance of the bus driver, as arranged between the Contractor and the principal of each school. No emergency drills shall be conducted when vehicles are on runs.

            The Director will be notified of arrangements for, and execution of, emergency drills by the schools. The contractor and driver shall make arrangements so as to avoid any disruption in service.


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Serial No. 9888

D. Driver Duties

      Driver responsibilities, in addition to carrying out the service requirements listed in A., B. and C. above are as follows:

      1. Drivers must be courteous at all times and avoid the use of brusque, impatient, defamatory, abusive, impolite, vulgar or obscene language with pupils, school personnel, parents, or the general public.

      2. Drivers shall not allow pupils to enter or leave the vehicle while it is in motion.

      3. Drivers shall not allow pupils to thrust any part of their bodies out of open windows, or to throw objects out of windows.

      4. In the event of a temporary hindrance (e.g. snow, excavation, etc.), alternative arrangement shall be made for the bus to stop at a place convenient for the students.

      5. In the event of an emergency on the vehicle, the driver, after securing the vehicle, shall arrange for emergency and/or medical assistance where necessary.

      6.    a.    If a pupil's behavior on the bus is seriously disruptive or potentially dangerous to self or to others, the driver must ask that such behavior cease. If the pupil continues misbehaving, the driver shall discuss the problem with the principal or teacher in charge. If after intervention by the teacher, the pupil's disruptive behavior continues, a written report must be submitted by the driver to the contractor and the principal and the report forwarded by the company to the Director.

            b. Incidents involving physical harm while the bus is on route shall be reported immediately to the principal and the Director. All corporal punishment is forbidden. The driver has no authority to exclude a pupil from transportation.

      7. Drivers shall be familiar with the vehicle and traffic laws, regulations of the Commissioner of Motor Vehicles and regulations of the State Commissioner of Education pertaining to pupil transportation.

      8. Drivers shall make a full stop at all railroad crossings and at state highways before crossing except that no stop need be made at any railroad crossing where a police officer or traffic control signal directs traffic to proceed.

      9.    The driver is otherwise in charge of the vehicle at all times.


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Serial No. 9888

E.    Identification

      Drivers shall wear uniform attire supplied by the Contractor, and shall wear photo identification badges on the outside of their uniforms, which show clearly the driver's name, driver identification number assigned by the Contractor, and the name of the Contractor which employs the driver. The identification badge lettering shall be visible from a distance of ten feet.

                            32. SCHEDULE OF VEHICLES

The Contractor shall prepare the run to be travelled by each bus and the time schedule based upon the authorized stops provided to the Contractor by the Director. The Contractor shall schedule buses so as to provide maximum utilization of each vehicle. Contractors must consider the fact that Junior High School and High School pupils are larger than elementary school students, thereby, affecting actual vehicle capacity and routing. This may require scheduling buses for multiple trips to one or more schools for arrivals and dismissals; however pupils shall not be delivered to school more than thirty
(30) minutes nor less than five (5) minutes before the start of the session, and shall be transported from school not less than five (5) minutes nor more than thirty (30) minutes after the end of its session. The Board reserves the right to extend the arrival/departure time from thirty (30) to forty (40) minutes upon five (5) days notice to the Contractor.

In the event that a vehicle can only be used for one run, pupils must be delivered to and picked up from school as close to the school session time as practicable, and in no instance will the thirty (30) minute grace period be utilized by the Contractor to perform non-Board of Education work.

The Contractor will report to the Office of Pupil Transportation any route or run on which 10 or fewer children are transported for five consecutive days.

                           33. VEHICLE SPECIFICATIONS

All vehicles to be used and all transportation operations must comply with the regulations of the New York State Department of Education, the New York State Department of Transportation, the New York State Department of Motor Vehicles, as well as comply with and satisfy all laws, rules and regulations of any agency of the federal government, State of New York and the City of New York that are deemed to be applicable to this Contract by the Board, and shall meet all the 1977 Federal Safety Standards as reflected in Title 49 Code of Federal Regulations 571, and specifically standards No. 105, 111, 220, 221, 222 and 301. Spare vehicles must also comply with the above.

Seating Capacity:

In addition to complying with applicable governmental laws and regulations as determined by the Board, each school bus trust have a registered minimum


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Serial No. 9888

seating capacity of sixty-five (65) passengers excluding the driver, and have a capacity for transporting an additional thirteen (13) standee passengers in conformance with Department of Transportation regulations. The Director reserves the right to limit the number of pupils being transported on any bus.

Vehicles equipped for handicapped service may be used in the performance of this Contract if the vehicle meets the seating capacity required for a particular route, and it has been demonstrated that it is in the best interests of the Board of Education to allow the use of such vehicles(s), and the Director of the Office of Pupil Transportation has provided prior written consent.

The Director, in his sole discretion, may dictate the size of the vehicle (based on passenger capacity) to be used on any given route in the performance of this Contract, within the specified requirements of the Contract.

Two-Way Radios:

All vehicles being used in performance of this Contract shall be equipped with two-way radios approved and licensed by the Federal Communications Commission operated on assigned frequencies and having ranges such that the base station can contact any vehicle anywhere within the limits of the City of New York. Citizen's Band ("CB") radios may be used if the communication network is adequate to allow contact between the base station and any vehicle anywhere within the limits of the City of New York, and has been approved by the Director.

Identification Features:

Vehicles shall be given a number suitable for identification purposes. Such numbers shall be not less than for inches high displayed on both sides, front and rear of vehicles. Also displayed on each vehicle shall be the name and address of the Contractor providing the service in letters not less than three inches high. Numbers and letters shall be applied with black paint. The name displayed must be the name of the bidder on the first line of the Bid Certification of this Contract, unless use of a different name is authorized in writing by the Director. If, in an emergency, vehicles must be rented or borrowed on a short term basis, a temporary sign giving the name of the operator in letters no less than three inches high as specified herein shall cover any other name painted on the vehicle. The run number, assigned by the company, shall be placed on both sides of the vehicle inside the first side front windows and shall be sufficiently large so that it can be clearly seen from a distance of not less than fifteen feet. The run number shall not obscure the driver's vision. The color of all vehicles used in the performance of this Contract shall be National School Bus chrome yellow.

One month prior to the start of school each year the Contractor shall submit to the Director the list of vehicles that shall be used by the Contractor in the performance of this Contract stating for each vehicle the year, make,


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Serial No. 9888

type, seating capacity, registration number, bus number, plate number, owner and the expiration date of the State Department of Transportation certificate and indicating if the vehicle is equipped with a two-way radio. This information shall be provided for all Contract, additional and spare vehicles, on forms supplied by the Board and shall have attached a copy of the title or certificate of registration for each vehicle. If at any time during the life of this Contract any change in the above referenced items occurs, this change shall be reported to the Director within 10 days.

Safety Features

If seat belts or other features or improvements become necessary due to changes in federal, state or local laws, rules or regulations during the term of the Contract, the Contractor, shall promptly comply, and the Contractor, and not the Board, will assure the full cost in connection with said compliance.

Posters/Announcements

The Contractor agrees to insert, reinsert and maintain posters and announcements in the interiors of the vehicles. The foregoing posters and announcements shall be initially supplied by the Board at no expense to the Contractor, however if said posters and announcements are removed, destroyed or found to be no longer legible, replacements shall be provided by the Board at the Contractor's expense.

Exterior Stencils

The Contractor agrees to apply and maintain on the exterior of the vehicle, information specified by the Board, other than the vehicle identification information required by federal, state or local laws or regulations or other sections of the Contract. Said information shall be applied directly to the vehicle in black paint, by stencil to be supplied by the Board, in a location specified by the Director.

                         34. VEHICLE SAFETY REQUIREMENTS

All vehicles are to be kept in good operating and physical condition.

The interior of each vehicle shall be cleaned and swept or vacuumed at least once a day. The exterior shall be washed weekly and kept as clean as possible, weather and other conditions permitting. Vehicles are not required to be air conditioned, but if they are, the temperature will be maintained at a comfortable level.

All vehicles shall be equipped with an all purpose fire extinguisher, dry chemical or CO 2 type, rated at least 10.0-B:c, equipped with a calibrated or marked gauge. The fire extinguisher shall be mounted in an automotive bracket located in the driver's front compartment in full view and easily accessible.


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Serial No. 9888

All vehicles shall be equipped with a first aid kit in a dust proof medical container easily removable, located in the driver's front compartment which shall contain the following items:

2 bandages (1" by 10 yards)
6 sterile gauze pads (3" by 3")
1 adhesive tape (1" by 25 yards)
12 plastic bandaid strips
1 pair scissors
2 triangular bandages with 2 safety pins
  (approximately 40" by 30" by 54")
3 single units of sterile eye pads (one per unit)

When a vehicle operator is not in his/her seat and pupils are in the vehicle, the motor must be shut off, ignition key removed the brakes set and the front wheels turned against the curb. If the vehicle is parked and the motor shut off for any reason, the ignition key must be removed and the brakes set with wheels turned towards the curb.

To protect against carbon monoxide concentration or buildup, no idling of the motor is permitted while; (1) awaiting school dismissal; (2) loading or unloading pupils at school; (3) parked or not moving for an excessive length of time.

              35. SPARE VEHICLES AND VEHICLE PERFORMANCE MONITORING

All spare vehicles to be used in the performance of the Contract shall meet the vehicle specifications and requirements set forth in Section 33 of this Contract.

The Contractor will provide all of the vehicles necessary to do all of the work as contracted for in this Contract. The Contractor must have available sufficient approved vehicles and qualified personnel to enable the Contractor to dispatch and place spare vehicles into operation promptly if, when and where necessary to ensure continuous uninterrupted service in the event one or more of the vehicles in regular use cannot function. The fact that a Contractor has insufficient spare vehicles shall not be an excuse for failure to transport pupils assigned or to perform other duties specified herein.

The Contractor shall provide one spare vehicle for every ten (10) vehicles being operated under the Contract. In the event a Contractor provides less than ten
(10) vehicles then the Contractor shall document to the satisfaction of the Director that it has access to one spare vehicle. For these purposes, corporate bidders who are subject to common control as determined by the Board based on an analysis of:

      (a)   ownership of the corporation's assets,


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Serial No. 9888

      (b)   coincidence of corporate officers and directors, and

      (c)   such other factors as the Board determines to be relevant,

shall be deemed in the Board's sole discretion to be one Contractor. The maximum number of spare vehicles required to be available and provided by one Contractor shall not exceed fifteen (15) vehicles.

Spare vehicles must be staffed with personnel qualified to handle emergency service. Such personnel must be conversant in the English language. Spare vehicles must be located at strategic points during the hours that pupils are being transported under this Contract.

The person on the spare vehicle shall also act as an expeditor, whose responsibilities, besides performing emergency service shall include, but not be limited to the following:

      1. Dispatching or expediting vehicles to ensure a smooth operating fleet.

      2. Prompt dispatching of spare vehicles in the event of breakdown of vehicles.

      3. Maintaining a log in a form approved by the Director, in which will be entered reports of disruptions of service or delays. A transcript of such log shall be furnished to the Director at the end of each school week.

All maintenance or spare vehicles of a Contractor shall be equiped with two-way radios or "CB" radios as specified herein, and shall have continually open contact with the Contractor's garage, so that the Contractor can dispatch vehicles expeditiously to replace vehicles with breakdowns, after these vehicles have completed their regular run. All equipment and personnel referred to herein shall be supplied by the Contractor and maintained by the Contractor at its own expense. A list of equipment and personnel used for this service shall be submitted to the Director.

The Contractor shall ensure direct telephone access to the Contractor's garage during the hours of operation (from 10 minutes before the time the first vehicle leaves the garage in the morning until the last vehicle returns to the garage in the afternoon). Answering services or machines shall not qualify as direct telephone access. The Contractor shall have available sufficient telephone accessibility to handle problems and inquiries properly and in English, and at all times during the hours of operation. The Contractor is responsible for monitoring operator performance in the field and to resolve problems with parents.


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Serial No. 9888

The contractor shall provide to the Director the name and phone number of a responsible person available after 5 PM or regular operating hours who may be contacted in the event of an emergency.

If a vehicle varies from its schedule, the Contractor shall have available sufficient telephone accessibility to handle problems and inquiries properly.

All employees of the Contractor who must deal with pupils, their parents, teachers, school officials or the Office of Pupil Transportaton either in person or by telephone must be able to communicate in English.

Field supervision shall include but is not limited to the following:

1.    Spot checking operator performance at specific stops and at schools.

2. Riding a specific run where problems have occurred to define and correct problems.

3.    Providing on-the-job training to operators.

4. Resolving problems between the Contractor's personnel and school officials or parents.

5. Assisting expediting vehicles and continuing service where bus breakdowns occur.

Supervisory activities must be recorded, and records of same must be made available for review upon the request of the Director.

                               36. USE OF VEHICLES

Passengers other than pupils assigned by the Office of Pupil Transportation shall not be carried in the vehicles used under this Contract while they are being used to transport pupils except as otherwise stated or as authorized in writing by the Director.

In the event that a school principal requests permission for parents or other adults to ride on the vehicle for a specific reason, such permission may be granted by the Director only, and the Contractor will be notified accordingly.

Vehicles may be utilized for field trips, pursuant to Section 28B herein, special events, emergency situations, or any other use as prescribed by the Director, which may only be for hours that will not interfere with the schedules established for the pupils transported to and from school under the Contract. Use of these vehicles shall not be restricted to a classification of pupils, nor shall use of the vehicles for such purposes be limited to schools specified herein. vehicle use shall not be limited to the Board of Education, and the vehicles used in the performance of this Contract at the instruction of the Director shall provide transportation services to any other public agency or private organization.


                                       31
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Serial No. 9888

In the case of field trips and other special trips where the routes are not provided by the Director, or the school or Community School District office requesting the trip, these routes shall be established by the Contractor in advance, using the most efficient routing for the vehicle.

When vehicles are used for field trips, the pupil groups will be accompanied by one or more adults. At least one of these adults will be a teacher. If the route requested by a teacher in charge requires that a toll be paid, or if the teacher should request the operator to park the vehicle in an area where a parking fee is charged, it will be the responsibility of the teacher to pay such toll or parking fee. Operators are not to be reimbursed by the teacher for any other reason. Operators will not solicit or accept tips or gratuities.

               37. INCREASE OR DECREASE IN THE NUMBER OF VEHICLES

A. It is foreseen that the need for vehicles may increase or decrease during the Contract period for any number of reasons, including but not limited to a change in pupil population; change in policy or directive adopted by the Board of Education, the City of New York, the State Education Department and/or the State Financial Control Board; default or withdrawal of Contractors providing such service or contracted to provide service; the need for service in an area or item for which there is no original Contractor. However, nothing contained herein shall obligate the Board to offer to the Contractor additional vehicles in unique or peculiar circumstances, unrelated to the usual transportation services contemplated under this Contract, and it shall be at the discretion of the Director whether such work is offered to the Contractor.

      The recital of occasions for the decreasing and increasing of vehicles does not prevent the Board from considering its costs, its best economic interest and other factors in determining decreases and increases.

B. Upon determination by the Director that there is a decrease in the number of vehicles required for a specific type of service during the period of this Contract, the Director reserves the right to reduce the number of vehicles for service provided, that, however, in no event shall the total number of vehicles originally awarded to a Contractor be reduced: (1) In the first year of this Contract by more than twenty percent (20%) of the total number of vehicles originally-awarded; (2) in the second year of this Contract by more than thirty percent (30%) of the total number of vehicles originally awarded; and (3) in the third, fourth, and fifth years of this Contract by more than forty percent (40%) of the total number of vehicles originally awarded. Compensation to the Contractor shall be adjusted to the number of vehicles actually used in the performance of this Contract, and the Board of Education shall not be liable for payments for any vehicles eliminated to the extent provided above.


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Serial No. 9888

      The above percentages shall not apply on days when the public schools are not in session but the Contractor is required to provide service pursuant to Chapter 902 of the Laws of 1985. On those days the Contractor is required to reroute vehicles in order to maximize utilization and will be paid only for vehicles operating on those days.

      If the above changes, when effective, terminate the need for any part of the services rendered by a particular contractor, the Board of Education and the City of New York (or any political or governmental subdivision thereof) shall not be liable for any damages or cost of the contractor as a consequence thereof.

C. If at any time during the period of the Contract the number of vehicles required increases, the Contractor shall provide any and all additional vehicles that are deemed necessary by the Director, but in no event shall the Contractor be required to provide more than twenty percent (20%) above the number of vehicles originally awarded.

      If the Contractor is willing, at the request of the Director, to furnish vehicles in excess of twenty percent (20%) above the number originally contracted for, the Contractor shall confirm such agreement in writing to the Director within five (5) business days of receipt of the offer.

      Should the number of vehicles in any item exceed the number of vehicles originally contracted for, and the Director determine that a reduction in the total number of vehicles is necessary, such reduction shall first be made from the additional vehicles contracted for during the performance of this Contract. After the reduction in these vehicles is exhausted, then the Director may reduce the number of vehicles originally contracted for in any item(s).

      If the number of vehicles in any item is reduced below the number of vehicles originally contracted for, and there is a subsequent need for these vehicles, the Contractor who had its number of vehicles reduced shall be afforded the right of first refusal for any reinstatement of the use of these vehicles.

      All additional vehicles provided throughout the entire period of the Contract must comply with all the terms, conditions and specifications of the Contract set forth herein. The contractor will be compensated for such additional vehicles as provided for herein.

D. When a Contractor defaults, an emergency situation is created given the unknown cost and revenue loss to the Board due to increased absenteeism and requires that alternative transportation be identified on an expedited basis. Therefore, if a Contractor is found in default the Director may offer all the work of the defaulting Contractor to any Contractor having a Contract with the Board for the provision of transportation services to


                                       33
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Serial No. 9888

      open enrollment pupils and pupils attending regular classes in public and non-public schools. All such vehicles will be treated as additional vehicles and not as Contract vehicles, and the Contractor should pay particular attention to the decrease provision of Section 38C herein, as it relates to additional vehicles.

      If the Contractor to which these additional vehicles have been offered is willing to furnish same, the Contractor shall confirm such agreement in writing to the Director within five (5) business days of the receipt of the offer.

                         38. FACILITIES AND MAINTENANCE

The bidder shall have sufficient storage and access to maintenance facilities with sufficient equipment and trained personnel to satisfy the New York State Department of Transportation requirements. The facilities shall be subject to periodic inspection and approval by the Board of Education during the period of the Contract.

The Contractor shall operate a program of preventive maintenance for every vehicle in accordance with the Department of Transportation requirements and which meets the approval of the Director, and shall maintain records as evidence that the vehicles are receiving acceptable periodic maintenance.

The Contractor will withdraw from service any vehicle which in the opinion of the inspectors of the Office of Pupil Transportation presents a hazard to the safe transportation of pupils, and replace it with a vehicle which in the opinion of the inspectors meets the safety standards of this Contract for the safe transportation of pupils.

                                  39. GASOLINE

All gasoline required will be provided by the Contractor at its own expense.

                          40. RECORDS TO BE TRANSMITTED

The Contractor shall submit on October 1, December 1, and March 1, of each school year, and upon five (5) days written notice at any other time the Director requests, copies of all current trip cards and run sheets presently in use. The trip cards and run sheets shall contain the bus number, route number, number of pupils transported to each school served, time, location and actual sequence of stops, time of arrival and departure at each school, and the total mileage covered by each bus. A record of vehicles incorporating a Daily Record of Crews used each day for the transportation of pupils under this Contract shall be recorded in duplicate on forms prescribed by the Director, and the Contractor shall maintain the original and provide the duplicate copy to the Director by Wednesday of each week, for the preceding week of service.

The Contractor shall also supply by Wednesday of each week a record of field


                                       34
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Serial No. 9888

trips served in the previous week; identifying the school served, the destination of the trip, the time of arrival and departure from the site of the trip and the number of the buses used.

The Contractor shall supply upon five (5) days written notice, such other information or documentation as may be requested by the Director.

                         41. VEHICLE OPERATOR STANDARDS

To protect the safety and welfare of pupils and for other reasons, the Contractor shall only employ persons of good moral character to serve as vehicle operators. The Contractor shall send all applications for employment to the Director, and follow procedures established by the Director for submission of the fingerprint record and medical certificate for each applicant before the date on which the operator will begin work, allowing sufficient time for review and approval/rejection by the Director and Medical Director. The Contractor shall certify to the Director that he/she has checked into the driving record and references of the applicant for the past three years and that to the best of his/her knowledge and belief the applicant is a person of good moral character. No operator shall be employed on Board of Education work until his/her references and fingerprint record have been approved by the Director, and his/her medical certificate has been approved by the Director and Medical Director.

Vehicle operators shall have valid appropriate operator's licenses for the vehicles they operate. Conditional or restricted use licenses are not acceptable except that an operator whose license has been restricted soley on the basis of a lapse of insurance on his/her personal vehicle shall be permitted to operate a vehicle in the performance of this Contract. Vehicle operators must be competent, reliable and at least 21 years of age. Operators shall be physically fit and properly qualified by experience, driving record and training to perform their duties. The Contractor shall certify to the Director that he/she has reviewed New York State Department of Motor Vehicles driver abstract records to determine the fitness and driving record of its operators.

All vehicle operators shall submit to an annual examination by a licensed physician who is not the personal physician of the operator. The results of the physical examination shall be immediately reported to the Director and Medical Director of the Board of Education on forms approved by the New York State Department of Education provided by the Director. These forms shall constitute the medical certificate. The written report of the physician shall be considered by the Director in determining the fitness of the driver. Each operator shall meet the physical fitness requirements of Section 156.3 (c) of the Regulations of the NYS Commissioner of Education and Sections 6.11 and 6.12 of the Regulations of the New York State Commissioner of Motor Vehicles. Each operator who is to be initially employed shall be examined within four (4) weeks prior to the beginning of service.


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Serial No. 9888

Each operator's annual physical examination shall include a tubercular test and test for vision, and the results of these examinations and the tubercular test shall be recorded on the above noted forms. These examinations shall be at no cost to the Board of Education.

Section 156.3(d) (2) of the Regulations of the New York State Commissioner of Education shall be complied with in full. It currently states that, each school bus driver initially employed by a Board of Education or transportation contractor subsequent to July 1, 1973, shall have received at least two hours of instruction on school bus safety practices. During the first year of employment, each driver shall complete a course of instruction in school bus safety practices approved by the Commissioner, which shall include two hours of instruction concerning the special needs of a handicapped pupil. All school bus drivers shall receive a minimum of two hours of refresher instruction in school bus safety at least two times a year, at sessions conducted prior to the first day of school and prior to February 1st of each year.

Each Contractor must utilize instructors approved by the New York State Education Department for conducting the training sessions for drivers. All training programs must be approved by the New York State Education Department and the Office of Pupil Transportation before the program is offered. In addition, all new vehicle operators must have a total of twenty hours of classroom instruction prior to driving on any Board of Education business. All vehicle operators having two or more accidents while driving on Board of Education business must also attend an accident repeater course conducted by a defensive driving specialist. Certification will be required from the Contractor stating that each operator has received appropriate training as specified in this Contract.

Within two weeks of each driver's completion of each training requirement, the Office of Pupil Transportation must receive certification stating that the requirement has been completed, signed by a school bus driver instructor approved by the New York State Education Department.

If the Director determines that an operator's competency falls below acceptable standards, or that any operator has made an unauthorized stop or an unauthorized change in an established route for which the operator may or may not have accepted additional remuneration from other than his/her employer, or that the driver has a previous record of careless or unsafe driving, or other grounds endangering pupils or affecting an operator's ability to perform, the contractor, upon receiving written notice from the Director to that effect, shall not again employ this operator on any part of the work to be performed hereunder, or on any part of any work the Contractor may perform for the Board of Education under any other contract.

The Contractor shall be responsible for assuring that all drivers employed are able to speak and understand English well enough to communicate with pupils, their parents and school officials; and to summon help, to speak and to understand directions from police and other authorities in case of an emergency.


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

Serial No. 9888

The Contractor understands and agrees that the costs for processing fingerprints of drivers for any reports required by the Board will not be borne by the Board of Education.

                          42. OPERATIONAL SUPERVISION

The requirements entitled "Drivers and Escort Responsibilities" contained in the "Office of Pupil Transportation School Bus Contractor's Manual" dated June, 1982 and drafted by the Office of Pupil Transportation is incorporated herein by reference and is made part of this Contract as if fully set forth herein in its entirety. Subsequent manuals relating to driver qualifications, standards of conduct and levels of proficiency, drafted by the Board shall be incorporated herein by reference as if fully set forth in their entirety.

                  43. AUDIT OF INVOICES AND FINANCIAL RECORDS

Invoices will be audited for payment after each month in which the services are rendered.

The Contractor hereby consents to an audit of any and all financial records related to this Contract by the Board, or its agents, the City Comptroller, and the New York State Department of Audit and Control. During the period of the Contract and upon the request of the Department of Audit and Control, the Office of the Auditor General of the New York City Board of Education, the Comptroller of the City of New York or the Department of Investigation of the City of New York, the Contractor shall furnish information and documents as specified by any of these agencies, including but not limited to the Contractor's income tax forms filed with the City, State and Federal government for the term of this Contract.

                             44. LIQUIDATED DAMAGES

A. In view of the difficulty of ascertaining the loss which the Board or City would suffer by reason of these defaults on the part of the contractor, the following sums are hereby agreed upon, fixed and determined by the parties hereto as the liquidated damages the Board or City will suffer by reason of said violation of Contract and not by way of penalty, and such liquidated damages may be imposed upon the finding of the Director or his or her designee that a Contract provision has been violated.

B. Liquidated damages may be assessed for every vehicle, for every day, and for every instance of the violation in the amounts noted below.

C. One and one-half times the appropriate daily rate per vehicle paid to the Contractor shall be deducted from subsequent payments due the Contractor for each day each of the following violations of the Contract occurs:

     - Failure to provide service on a day on which schools are required to be open by the Board's official calendar.

Serial No. 9888

     - Failure to conform to the arrival and dismissal schedules of the schools serviced, as notified by the Office of Pupil Transportation.

     - Failure to adhere to any special schedules or shortened and lengthened schedules of the schools serviced.

     - Failure to provide all of the vehicles necessary to do all of the work contracted for.

     - Failure to comply with the regulations of the New York State Departments of Education, Transportation and Motor Vehicles as well as with any and all laws and regulations of any agency of the Federal Government, State of New York or City of New York.

     -    Failure to service a field trip or provide the services required by
          Section 36 USE OF VEHICLES on the schedule established in advance either by the Director, a school, or the Community School District Office.

     - Failure to comply with the minimum vehicle standards as set forth in this contract.

     - Failure of any vehicle to be properly painted and identified as set forth in this contract.

     - Failure of any vehicle to have a current and effective Department of Transportation certificate.

     - Assignment to Board of Education work of any driver disqualified by the Director.

     - Each time an operator is found guilty of committing a moving violation of the New York State Vehicle and Traffic Law while transporting pupils under this Contract.

     - Each time a driver allows a pupil to enter or leave the vehicle while it is in motion.

     - Each time a driver fails to make a full stop before crossing a railroad crossing or a state highway except when a police officer or a traffic control signal or sign directs traffic to proceed.

     -    Exclusion of any pupil from a run by the Contractor or the driver.

     -    Each time a driver is found to use corporal punishment on a pupil.

     - Each time that pupils are left unattended on a vehicle, except in an emergency.

Serial No. 9888

     - Failure to follow procedures for reporting of accidents as set forth in the Contract.

     - Failure to report immediately to the principal and the Office of Pupil Transportation any incident involving physical harm.

D. The appropriate daily rate per vehicle paid to the Contractor shall be deducted from subsequent payments due the Contractor for each day each of the following violations of the contract occur:

     - Failure of the Contractor to have the ability to dispatch spare vehicles promptly.

     - Failure of the contractor to ensure direct telephone access to the Contractor's garage from ten (10) minutes before the time the first vehicle leaves the garage in the morning until the last vehicle returns to the garage in the afternoon, and to have available a responsible person who can give information in English on the status of each vehicle and the pupils assigned to each run.

     - Failure of the Contractor to provide enough telephone lines to allow telephone access to the garage or to an authority in a position to take necessary action on behalf of the company.

     - Failure of the Contractor to provide, to the Director, the name and phone number of a responsible person available after 5 PM (or normal business hours) who may be contacted in the event of an emergency.

     - Failure of the designated person, or appropriate substitute, to be available in case of an emergency after normal business hours.

     - Failure of the Contractor to have sufficient storage and access to maintenance facilities with sufficient equipment and trained personnel to satisfy the Board and State of New York Department of Transportation requirements.

     - Failure of the Contractor to operate a program of preventive maintenance for every vehicle in accordance with the Department of Transportation requirements and which meets the approval of the Director.

     - Failure of the Contractor to maintain acceptable records as evidence that the vehicles are receiving periodic maintenance in accordance with Department of Transportation and Board requirements.

     - Failure of any driver to meet any of the vehicle driver requirements set forth in the Contract.

Serial No. 9888

     - Each driver providing service pursuant to this Contract for whom the required medical certificate, fingerprint record, driving record (abstract), reference letters, and applications for employment were not submitted to and approved by the Office of Pupil Transportation.

     - Each driver who has not received the proper training, instruction, and/or refresher courses as specified herein within the time period agreed upon by the Director and Contractor.

E. One half the appropriate daily rate per vehicle paid to the Contractor shall be deducted from subsequent payments due the Contractor for each day each of the following violations of the Contract occur:

     - Each vehicle transporting a greater number of pupils than the vehicle's permissible pupil capacity.

     - Failure of the driver to wait at the pick up point until the scheduled pick up time if he/she has arrived early.

     - Each unauthorized transfer of a pupil from one vehicle to another vehicle either on the trip to school or on the homeward trip.

     - Each time a driver allows pupils to thrust any part of their bodies out of open windows of the vehicle.

     - Failure of a driver to be familiar with the vehicle and traffic laws, regulations of the Commissioner of Motor Vehicles and regulations of the State Commissioner of Education pertaining to Pupil
          Transportation.

     - Failure of a driver to have on his or her person an appropriate operator's license.

     - Failure to have available the minimum number of spare vehicles as required by the Contract.

     - Failure to have available sufficient qualified personnel to staff spare vehicles during the hours that pupils are being transported under this Contract.

     - Failure to keep records of the Contractor's supervisory activities as specified in the Contract.

F. One-third of the appropriate daily rate per vehicle paid to the Contractor shall be deducted from subsequent payments due the Contractor for each day each of the following violations of the Contract occurs:

     - Arrival of a vehicle at school more than thirty minutes or less than five minutes before the start of the school session.

Serial No. 9888

     - Departure from a school less than five minutes after or more than thirty minutes after the end of the school session.

     -    Each vehicle which arrives after the time a session is due to start.

     - Each time the operator requires a school to dismiss pupils prior to the normal close of the school session except where authorized by special circumstances by the Director.

     - Failure to comply with changes in the run including additions or deletions of stops.

     - Altering the run schedule or pickup sequence of the run without notifying the Director or his designee and school principal.

     -    Failure to service each designated stop on each run.

     - Each time an employee of the Contractor is found to have been unable to communicate effectively in English with pupils, their parents, teacher, schools officials or with the Office of Pupil Transportation.

     - Failure of the Contractor to require the driver to drive a new run permanently assigned to him or her before being permitted to transport students on that run.

     -    Failure to permanently assign runs to drivers.

     - Failure to equip all vehicles, as well as all spare or maintenance vehicles, used in the performance of this Contract with a two-way radio capable of communicating with a base station at the Contractor's garage or home.

G. One fourth of the daily rate per vehicle paid to the Contractor shall be deducted from subsequent payment due the Contractor for each day each of the following violations of the Contract occurs:

     -    Failure of the Contractor to monitor driver performance in the field.

H. One-sixth of the appropriate daily rate per vehicle paid to the Contractor shall be deducted from subsequent payments due the Contractor for each day each of the following violations of the Contract occurs:

     - Loading or unloading vehicles at the school at any point other than the point designated by the site supervisor or principal of the school.

     -    Picking up pupils prior to 7 AM unless authorized by the Director.

Serial No. 9888

     - Failure to inform the principal or his/her designee that children's pickup times and drop off times will be changed because of an addition or deletion of stops, or other revisions to a run.

     - Failure to notify the school and the Office of Pupil Transportation immediately of a breakdown on the way to school.

     - Failure to notify the Office of Pupil Transportation of a delay due to a breakdown on the way home from school.

     -    Making a stop at an unauthorized location.

     - Leaving a school at dismissal time before all students have boarded the vehicle.

     - Failure to maintain a log in a form provided by the Director in which the Contractor will enter reports of disruptions in service or delays and to provide a transcript of this log to the Director at the end of each school week.

     - Failure to display their number inside the side front windows of the vehicle so that it can clearly be seen from a distance of not less 15 feet.

     -    Failure to keep the interior of a vehicle clean.

     - Failure to wash the exterior of each vehicle weekly or to keep it clean.

     - Each time a vehicle is operated in the performance of this Contract without being equipped with an appropriate fire extinguisher.

     - Each time a vehicle is operated in the performance of this Contract without being equipped with an appropriate first aid kit.

     - Failure to shut off the motor, to remove the ignition key, set the brakes and turn the wheels to the curb when the driver leaves a parked vehicle.

     - Anytime passengers other then pupils assigned by the Office of Pupil Transportation are carried in vehicles used in this Contract except as authorized by the Director.

     - Failure to submit daily crew records by Wednesday of each week as specified in the Contract.

     - Failure to supply any other information or documentation as may be required by the Director.

Serial No. 9888

     - Each vehicle with an operator not wearing uniform attire or visibly displaying an identification badge with the required information.

     - Each operator who fails to assist in the conduct of an emergency drill.

     - Each operator who fails to make a vehicle available to a scheduled class in transportation safety.

     - Each failure to perform any other duties as set forth in the Office of Pupil Transportation School Bus Contractor's Manual incorporated herein by reference.

     - Any other violation of the Contract whatsoever for which no specified liquidated damages are listed.

I. Nothing herein shall limit the right of the Board to declare the contractor in default of contract in advance or, in lieu of, or in addition to the assessment of liquidated damages.

                       45. EMPLOYEE PROTECTION PROVISIONS

1.   Priority in Hiring and Master Seniority Lists:

There shall be established an industry-wide Master Seniority List. The list shall be composed of all operators (drivers), mechanics and dispatchers who were employed as of June 1, 1986 under a Contract between their employers and the Board for the transportation of school children in the City of New York, who are furloughed or become unemployed as a result of loss of Contract or any part thereof by their employers, or as the result of a reduction in service directed by the Board during the term of the Contract in accordance with their date of entry into the industry. All operators (drivers), mechanics, and dispatchers on the Master Seniority List who participated in the Division 1181 A.T.U. -New
York Employees Pension Fund and Plan as of June 1, 1986 and who do not exercise their option to withdraw from the Fund and Plan shall continue to participate in such Pension Plan.

Any existing Contractor or individual who conducted business as a sole proprietor, or as a member of a partnership or held a controlling interest in a corporation that performed service pursuant to the Contract expiring in June, 1986 (contractor) shall give priority in employment in September, 1986 or thereafter on the basis of position on the Master Seniority List of any additional or replacement operators, mechanics and dispatchers beyond those performing service as of June 1, 1966 consistent with the number of employees required by the specifications of the contract expiring June, 1986 for the number of vehicles providing service to the Board as of June 1, 1986 to individuals from the Master Seniority List until such list is exhausted.

Serial No. 9888

Any new Contractors, i.e. those who did not provide service pursuant to the Contract expiring June, 1986 (new Contractor), shall give priority in employment in September, 1986 or thereafter on the basis of seniority to every operator (driver), mechanic and dispatcher performing service pursuant to such Contract starting from the first employee from the Master Seniority List until such list is exhausted.

2.   Compensation

All operators (drivers), mechanics and dispatchers on the industry-wide Master Seniority List shall be employed and paid on a full-time basis based upon the wage scale received from prior employer under pupil transportation contracts.

The Contractor shall compensate operators (drivers), mechanics and dispatchers and escorts (matrons-attendants) who appear on the Master Seniority Lists and who are employed pursuant to Contracts to be awarded as follows for the term of the contract;

     (a) operators (drivers) and dispatchers at a daily rate of pay, including any COLA, for each day of service not less than that paid by the NYCTA on July 5, 1979 to its surface drivers (bus) operators;

     (b) mechanics at a daily rate of pay, including any COLA, for each day of service, not less than that paid by the NYCTA on July 5, 1979 to its bus maintenance personnel performing similar duties.

Your attention is called to paragraph number 8 as it affects compensation. Such operators (drivers) shall be available for extended service, without additional compensation, which shall be defined as performance within the particular job category (i.e. drivers as drivers) within the eight (8) hour work day within the spread for the collective bargaining agreement covering said employees, if any.

3.   Welfare

Contributions by the Contractor for providing welfare benefits to operators (drivers), mechanics, and dispatchers who appear on the Master Seniority List shall be no less than $170.00 per employee per month on a twelve month basis during each year of the Contract.

4.   Pensions

The Contractor shall sign an agreement with Division 1181 A.T.U. - New York Employees Pension Fund and Plan to participate in such plan on behalf of all operators (drivers), mechanics, and dispatchers who appear on the Master Seniority List and who participated in the Fund and Plan as of June 1, 1986. This requirement shall not be interpreted to require a Contractor to enter into a collective bargaining agreement with the union nor shall it prohibit

Serial No. 9888

the Contractor from entering into a collective bargaining agreement with the union. The Contractor shall file a copy of the executed agreement with the Trustees of the Fund and Plan to participate in said Fund and Plan and with the Secretary of the Board with the acknowledgement of the Notice of Award.

The Contractor shall contribute $30.15 per week per operator (driver), mechanic and dispatcher on the Master Seniority List, and participating in the Plan and Fund as of June 1, 1986, for forty weeks each year for the term of the Contract, or such greater amount as may be required, based on contributions by Contractors on behalf of the majority of employees participating in the Fund and Plan pursuant to a collective bargaining agreement with Local 1181-1061. The Contractor shall withhold $13 a week from each operator, mechanic and dispatcher for forty weeks each year for the term of the contract, or such greater amount as may be required based upon contributions of a majority of the operators (drivers) mechanics or dispatchers contributing to the Fund and Plan.

The Contractor shall pay all such amounts to the Fund and Plan within seven days after the end of each payroll period.

     5. In addition to any other remedies provided in the Contract between the Office and the Contractor, such as default and/or termination, if the Contractor is found to be in violation of the foregoing employee protection provisions, then the Director of the Office of Pupil Transportation, within thirty (30) days of the written notice, shall withhold the appropriate amounts from the first payment thereafter due to the Contractor and pay it directly to the Division 1181 A.T.U. - New York employees Pension Fund for the benefit of the employees affected, and to the appropriate welfare Fund for the benefit of the employees affected.

In the event any Contractor willfully fails to comply, the Board of Education shall act to cancel such Contractor's Contract; provided, however, that the Board shall not be required to act so as to cause a disruption of service.

     6. Contractors providing a total of five vehicles or less pursuant to all contracts with the Board for the transportation of pupils shall not be subject to the foregoing provisions with respect to operators (drivers), mechanics and dispatchers.

          In addition, field trip service shall not be subject to the foregoing provisions, with respect to operators (drivers), mechanics and dispatchers.

     7. For the purposes of 38. corporate bidders who are subject to common control as determined by the Board based upon an

Serial No. 9888

            analysis of:

            (a) ownership of the corporation's assets,

            (b) coincidence of corporate officers and directors, and

            (c) such other factors as the Board determines to be relevant, are deemed to be one bidder.

      8. The Board may in its sole and unfettered discretion change any date which determines employee protected status, employer status or any other status, which is contained in any Employee Protection provisions of the Contract. The Master Seniority List will be updated to June 1, 1986 as permitted in accordance with pre-existing collective bargaining agreements executed prior to the date of the execution of this Contract. Furthermore, the rates quoted herein may not be reflective of the current labor rates in effect. Special attention should be paid by the Contractor to the fact that many employees on the Master Seniority List have been in the industry for many years and therefore may be entitled to substantial wage accruals.

                             46. PRICE CERTIFICATION

      1. The bidder certifies that the prices, warranties, conditions, benefits and terms quoted herein are at least equal or more favorable to the Board of Education of the City School District of the City of New York than the prices, warranties, conditions, benefits and terms currently quoted by the bidder to any customers for the "same or substantially similar quantity and type of item(s) or services as described herein". This certification shall not apply to prices, warranties, conditions, benefits and terms under contracts already in effect at the date of submission of the bid, except as provided herein.

      2. The successful bidder (hereinafter called "Contractor") further certifies that during the period between the bid submission date and the completion of the term of this Contract, should he/she offer prices, warranties, conditions, benefits, and terms more favorable than those quoted herein, or provide changed prices, warranties, conditions, benefits and terms more favorable than those quoted herein under a contract in effect at the bid submission date with any customer, be offered for the same or a substantially similar quantity and type of services, then the Contractor shall immediately thereafter notify the Board of Education, Bureau of Supplies. Regardless whether such notice is sent by the Contractor or received by the Board of Education, this Contract shall be deemed amended retroactively to the effective date of more favorable

Serial No. 9888

      treatment, to provide the more favorable prices, warranties, conditions, benefits, and terms.

      3. The Board of Education shall have the right and option to decline any such amendment.

      4. If the Contractor is of the opinion that an apparently more favorable price, warranty, benefit, condition, and term quoted, offered or provided to a customer is not more favorable treatment, the Contractor shall immediately notify the Director of the Bureau of Supplies and the Director of the Office of Pupil Transportation of the Board of Education in writing setting forth in detail the reasons why it believes the apparently more favorable treatment is not in fact more favorable treatment. The Director of the Bureau of Supplies after consideration of the written explanation may, in his/her sole discretion, decline to accept the explanation and thereupon, the Contract shall be deemed amended retroactively to the effective date of the more favorable treatment, to provide the more favorable prices, warranties, conditions, benefits, and terms to the Board of Education.

      5. The Contractor further certifies that the terms and conditions of the within Contract provide for the written submission by the Contractor of a request for revision of prices, warranties, conditions, benefits and terms, such requested revised prices, warranties, conditions, benefits and terms will be at least equal to or more favorable to the Board of Education of the City School District of the City of New York than the prices, warranties, conditions, benefits and terms offered by the Contractor to any customer for the same or substantially similar quantity and type of item(s) and services as of the effective date of the revision.

      6. The Contractor hereby authorizes the inspection, review and copying of contracts and documents that pertain or relate to the performance of this clause of the Contract.

      7. The Contractor shall be obliged to keep the contracts and documents referred to in the above paragraph during the effective period of this Contract and for a period of three years after the final payment of this Contract.

                      47. SCHEDULE OF ITEMS AND BID BLANKS

1)    Regular Service

      For all items being bid, enter the daily rate per vehicle. In computing the total daily cost per Item, multiply the daily rate by the total number of vehicles shown on the bid blank. Award of contract shall be made on the basis of the daily rate per vehicle.

      The number of pupils set forth in the items are estimated numbers for the purpose of bidding and are not warranted to be actual numbers of pupils.

Serial No. 9888

2)    Combination Items

      Combination items are listed on a schedule entitled "List of Combination Items". A Bid on a combination item will be for all items included in the combination item. Award will be made to either the combination item or the items included in the combination item based on the lowest daily cost.

      No bids for a combination item other than those called for herein will be considered. If a bidder submits a bid on a combination item, bids must also be included on each of the items included in the combination item.

      The Board of Education reserves the right to reject all bids on items included in combination items and to award the Contract for an area of service to the lowest responsible bidder on the combination item, or, to reject all bids on combination items and award the contract for an area of service to the lowest responsible bidder in each item included in the combination items, if in its opinion either action would be in its interest.

3)    Qualified Bids

      The bidder may submit bids for one or more Items, however, qualified bids will not be accepted. If successful, bidders must be prepared to accept an award of contract for any and all Items bid upon.

Serial No. 9888

                           LIST OF COMBINATION ITEMS

COMBINATION ITEM NO.                    ITEMS INCLUDED IN COMBINATION ITEMS
--------------------                    -----------------------------------

       M1C                                     M1, M2, M3, M4, M5, M6

       Q25C                                    Q25A, Q25B

The Board of Education reserves the right to reject all bids on items included in combination items and to award the contract for an area of service to the lowest responsible bidder on the combination item, or, to reject all bids on combination items and award the Contract for an area of service to the lowest responsible bidder in each item included in the combination items, if in its opinion either action would be in its interest.


                                       48-A

Serial No. 9888

                        SCHEDULE OF ITEMS AND BID BLANK

ITEM NO.: M-1C

AREA OF SERVICE: Manhattan

For the transportation to and from school of approximately 7,770 open enrollment pupils and pupils attending regular classes in public and non-public schools in Community School District 1, 2, 3, 4, 5 & 6.

                                                                                 DAILY RATE     DAILY RATE
NUMBER OF SCHOOLS   NUMBER OF ROUTES    NUMBER OF STOPS     NUMBER OF VEHICLES  PER VEHICLE      PER ITEM
-----------------   ----------------    ---------------     ------------------  -----------      --------
      90                  174                 1022                 59


                                      48-B

Serial No. 9888

                        SCHEDULE OF ITEMS AND BID BLANK

ITEM NO.: BK-21

AREA OF SERVICE: Brooklyn

For the transportation to and from school of approximately 8,300 open enrollment pupils and pupils attending regular classes in public and non-public schools in Community School District 21.

                                                                                 DAILY RATE     DAILY RATE
NUMBER OF SCHOOLS   NUMBER OF ROUTES    NUMBER OF STOPS     NUMBER OF VEHICLES  PER VEHICLE      PER ITEM
-----------------   ----------------    ---------------     ------------------  -----------      --------
      51                  165                1,765                 73


                                      48-L

Serial No. 9888

                        SCHEDULE OF ITEMS AND BID BLANK

ITEM NO.: BK-15

AREA OF SERVICE: Brooklyn

For the transportation to and from school of approximately 1,600 open enrollment pupils and pupils attending regular classes in public and non-public schools in Community School District 15.

                                                                                 DAILY RATE     DAILY RATE
NUMBER OF SCHOOLS   NUMBER OF ROUTES    NUMBER OF STOPS     NUMBER OF VEHICLES  PER VEHICLE      PER ITEM
-----------------   ----------------    ---------------     ------------------  -----------      --------
      14                  37                 331                    13


                                      48-J

Serial No. 9888

                        SCHEDULE OF ITEMS AND BID BLANK

ITEM NO.: BK-16-32

AREA OF SERVICE: Brooklyn

For the transportation to and from school of approximately 600 open enrollment pupils and pupils attending regular classes in public and non-public schools in Community School District 16 & 32.

                                                                                 DAILY RATE     DAILY RATE
NUMBER OF SCHOOLS   NUMBER OF ROUTES    NUMBER OF STOPS     NUMBER OF VEHICLES  PER VEHICLE      PER ITEM
-----------------   ----------------    ---------------     ------------------  -----------      --------
       3                   8                  96                    3


                                      48-K

Serial No. 9888

                        SCHEDULE OF ITEMS AND BID BLANK

ITEM NO.: BK-21

AREA OF SERVICE: Brooklyn

For the transportation to and from school of approximately 8,300 open enrollment pupils and pupils attending regular classes in public and non-public schools in Community School District 21.

                                                                                 DAILY RATE     DAILY RATE
NUMBER OF SCHOOLS   NUMBER OF ROUTES    NUMBER OF STOPS     NUMBER OF VEHICLES  PER VEHICLE      PER ITEM
-----------------   ----------------    ---------------     ------------------  -----------      --------
       51                 165               1,765                  73


                                      48-L

Serial No. 9888

                        SCHEDULE OF ITEMS AND BID BLANK

ITEM NO.: BK-22

AREA OF SERVICE: Brooklyn

For the transportation to and from school of approximately 7,300 open enrollment pupils and pupils attending regular classes in public and non-public schools in Community School District 22.

                                                                                 DAILY RATE     DAILY RATE
NUMBER OF SCHOOLS   NUMBER OF ROUTES    NUMBER OF STOPS     NUMBER OF VEHICLES  PER VEHICLE      PER ITEM
-----------------   ----------------    ---------------     ------------------  -----------      --------
      44                  160                1,388                 68


                                      48-M

Serial No. 9888

                        SCHEDULE OF ITEMS AND BID BLANK

ITEM NO.: Q-24

AREA OF SERVICE: Queens

For the transportation to and from school of approximately 5,500 open enrollment pupils and pupils attending regular classes in public and non-public schools in Community School District 24.

                                                                                 DAILY RATE     DAILY RATE
NUMBER OF SCHOOLS   NUMBER OF ROUTES    NUMBER OF STOPS     NUMBER OF VEHICLES  PER VEHICLE      PER ITEM
-----------------   ----------------    ---------------     ------------------  -----------      --------
       33                 59                 438                   34


                                      48-N

Serial No. 9888

                        SCHEDULE OF ITEMS AND BID BLANK

ITEM NO.: Q-25C

AREA OF SERVICE: Queens

For the transportation to and from school of approximately 6,700 open enrollment pupils and pupils attending regular classes in public and non-public schools in Community School District 25.

                                                                                 DAILY RATE     DAILY RATE
NUMBER OF SCHOOLS   NUMBER OF ROUTES    NUMBER OF STOPS     NUMBER OF VEHICLES  PER VEHICLE      PER ITEM
-----------------   ----------------    ---------------     ------------------  -----------      --------
      38                  103                787                   60


                                      48-O

Serial No. 9888

                        SCHEDULE OF ITEMS AND BID BLANK

ITEM NO.: Q-25A

AREA OF SERVICE: Queens

For the transportation to and from school of approximately 3,350 open enrollment pupils and pupils attending regular classes in public and non-public schools in Community School District 25.

                                                                                 DAILY RATE     DAILY RATE
NUMBER OF SCHOOLS   NUMBER OF ROUTES    NUMBER OF STOPS     NUMBER OF VEHICLES  PER VEHICLE      PER ITEM
-----------------   ----------------    ---------------     ------------------  -----------      --------
       18                 49                 408                    24

* This Item includes only schools North of Northern Blvd. in District 25.


                                      48-P

Serial No. 9888

                        SCHEDULE OF ITEMS AND BID BLANK

ITEM NO.: Q-25B

AREA OF SERVICE: Queens

For the transportation to and from school of approximately 3,200 open enrollment pupils and pupils attending regular classes in public and non-public schools in Community School District 25.

                                                                                 DAILY RATE     DAILY RATE
NUMBER OF SCHOOLS   NUMBER OF ROUTES    NUMBER OF STOPS     NUMBER OF VEHICLES  PER VEHICLE      PER ITEM
-----------------   ----------------    ---------------     ------------------  -----------      --------
      18                   54                384                   36

* This Item includes only schools South of Northern Blvd. in District 25.


                                      48-Q

Serial No. 9888

                        SCHEDULE OF ITEMS AND BID BLANK

ITEM NO.: Q-26

AREA OF SERVICE: Queens

For the transportation to and from school of approximately 4,500 open enrollment pupils and pupils attending regular classes in public and non-public schools in Community School District 26.

                                                                                 DAILY RATE     DAILY RATE
NUMBER OF SCHOOLS   NUMBER OF ROUTES    NUMBER OF STOPS     NUMBER OF VEHICLES  PER VEHICLE      PER ITEM
-----------------   ----------------    ---------------     ------------------  -----------      --------
      34                  102                1,040                 47


                                      48-R

Serial No. 9888

                        SCHEDULE OF ITEMS AND BID BLANK

ITEM NO.: Q-27A

AREA OF SERVICE: Queens

For the transportation to and from school of approximately 3,900 open enrollment pupils and pupils attending regular classes in public and non-public schools in Community School District 27 Mainland.

                                                                                 DAILY RATE     DAILY RATE
NUMBER OF SCHOOLS   NUMBER OF ROUTES    NUMBER OF STOPS     NUMBER OF VEHICLES  PER VEHICLE      PER ITEM
-----------------   ----------------    ---------------     ------------------  -----------      --------
      28                  60                  373                  29

* Service in this Item includes only schools North of Jamaica Bay and does not include schools in the Rockaway peninsula.


                                      48-S

Serial No. 9888

                        SCHEDULE OF ITEMS AND BID BLANK

ITEM NO.: Q-29

AREA OF SERVICE: Queens

For the transportation to and from school of approximately 5,500 open enrollment pupils and pupils attending regular classes in public and non-public schools in Community School District 29.

                                                                                 DAILY RATE     DAILY RATE
NUMBER OF SCHOOLS   NUMBER OF ROUTES    NUMBER OF STOPS     NUMBER OF VEHICLES  PER VEHICLE      PER ITEM
-----------------   ----------------    ---------------     ------------------  -----------      --------
      39                  100                692                    38


                                      48-T

Serial No. 9888

                        SCHEDULE OF ITEMS AND BID BLANK

ITEM NO.: Q-30A

AREA OF SERVICE: Queens

For the transportation to and from school of approximately 298 open enrollment pupils and pupils attending regular classes in public and non-public schools in Community School District 30.

                                                                                 DAILY RATE     DAILY RATE
NUMBER OF SCHOOLS   NUMBER OF ROUTES    NUMBER OF STOPS     NUMBER OF VEHICLES  PER VEHICLE      PER ITEM
-----------------   ----------------    ---------------     ------------------  -----------      --------
       1                   6                  101                   6

* Vehicles in this Item are designated for service to IS 227Q only and the Board reserves the right to design the routes to be serviced.


                                      48-U

Serial No. 9888

                              TERMS AND CONDITIONS

                                   WITNESSETH

That pursuant to all applicable State and Local Laws and all By-Laws, resolutions, rules and regulations of the Board of Education and the City of New York and its various departments, and in consideration of the agreements hereinafter undertaken by each of the parties hereto with the other, the parties hereto do hereby covenant and agree for themselves and for their respective successors and legal representatives as follows:

1.    Definitions

      A. Words used in this Contract shall have their ordinary meanings in the English language, except that scientific, technical, specialized or foreign words shall be given their appropriate scientific, technical, specialized or foreign meanings, and definitions specifically provided elsewhere in the Contract shall apply.

      B. Wherever the following words, names or titles appear in this Contract, they shall have the following meanings:

            (1) "THE BOARD" means the Board of Education (BOE) of the City School District of the City of New York and the party of the first part of this Contract.

            (2) "THE CONTRACTOR" means the party of the second part to this Contract.

            (3) The "CHANCELLOR" means the Chancellor of the Board of Education.

            (4) "BOARD OF REVIEW", means the Board of Review established by the Board's By-Laws.

            (5) "THE DIRECTOR" means the Director of the Office of Pupil Transportation delegated by the Board to supervise the work of this Contract.

            (6) "THE SECRETARY", "ASSISTANT SECRETARY" and "EXECUTIVE DIRECTOR" mean the following officers and employees of the Board of Education respectively: the Secretary, and Assistant Secretary of the Board of Education and the Executive Director of the Division of Business and Administration.

            (7)   "THE CITY" means the City of New York.

Serial No. 9888

            (8) The "COMPTROLLER" and the "COMMISSIONER OF FINANCE" mean the Comptroller and the Commissioner of Finance of the of the City of New York, respectively.

            (9) "APPROVED", "REQUIRED", "DIRECTED", "SPECIFIED", "DESIGNATED" or "DEEMED NECESSARY", unless otherwise expressed, mean approved, required, directed, specified, designated, or deemed necessary, as the case may be, by the Chancellor or his designee.

            (10) "WORK" or "SERVICES" means all services to be furnished or done by or on the part of the Contractor.

            (11) "COMPLETION" means full and complete compliance with every requirement of the Contract by the Contractor as certified by the Chancellor or his designee.

            (12) "SPECIFICATIONS" shall mean the combined proposal for bids and specifications, and amendments thereto, and all of the directions and requirements applying to the service as hereinbefore detailed and designated under specifications.

            (13) The term "ITEM", as used herein, shall be defined as each separate unit or group of vehicles upon which a contractor may bid.

            (14) The terms "DRIVER" and "OPERATOR" shall be defined as synonymous for the purpose of this Contract, and shall mean any person employed by a Contractor and approved by the Chancellor or his designee, to drive or operate a school bus in the performance of this Contract.

            (15) "FINAL PAYMENT" means (i) the payment or refund by the Board or City of any monies which exhausts the amount of money made available under the Agreement or (ii) any payment marked "Final Payment".

            (16) The term "ROUTE", as used herein, shall mean a series of bus stops designated by the Office of Pupil Transportation for an individual school, which, shall not exceed a total one way route length of five miles when measured through all stop points.

            (17) The terms "RUN" and "SCHEDULE" shall be defined as synonymous for the purpose of the Contract and shall mean the actual course followed by a bus in transporting students to and from school. Runs are constructed by the Contractor, from the stops and routes designated by OPT, and may combine stops and/or routes for several schools in close proximity and may exceed five miles in length.

Serial No. 9888

            (18) "BIDDER" means an offerer of a price for which a contract will be awarded.

            (19) The term "CONTRACTOR" means a successful Bidder whose offer has been accepted, and as stated in number (2) above, the party of the second part to this Contract.

            (20) "CONTRACT" shall mean the advertisement for furnishing and delivering transportation services, proposal for bids, instructions to bidders, bid specifications, schedules, agreements and the resolution of awards approved by the Board of Education which are and shall be a part of this Contract. In case of variance between the specifications, bid and contract, if any, the specifications shall be controlling.

2.    Subject Matter

      The Contractor shall provide at its own cost and expense sufficient plant, equipment and working capital to provide for the transportation of pupils in accordance with the terms, conditions, and specifications set forth herein. The Contractor shall accept as full compensation for its faithful performance of this Contract the sums certified by the Director in accordance with the provisions of the Contract, and said sums shall be in the amount at which the Contract was awarded to the Contractor at the public bidding.

3.    Captions

      The headings of this Contract, the chapters, paragraphs, and subparagraphs of the Contract, and of any attachments, are included solely for convenience and reference, and they shall not be used in any way to interpret this Contract.

4.    Interpretation

      Any doubt as to the meaning of the terms of the Contract or any obscurity as to the wording of the terms will be explained in writing, upon written request, by the Director and all directions and explanations required, alluded to, or necessary to complete any of the provisions of the Contract and to give them due effect will be given by the Director in writing upon written request. The interpretation of the Director shall be final and binding upon all parties.

      The Chancellor or his designee shall in all cases determine the acceptability of the labor, materials, or services which are delivered pursuant to this contract, including but not limited to their quality, delivery, and condition, and shall in all cases decide every question which may arise relative to the performance of this Contract. The

Serial No. 9888

      Contractor may not rely upon, and the Board shall not be bound by, any explanations, determinations or other statements by or from the Board which are not in writing and signed by the Chancellor or his designee.

5.    Modifications

      The Board may, from time to time, request changes in the scope of the services to be performed by the Contractor hereunder. However, no term, provision or condition of this Contract shall be deemed waived by the Board unless such waiver shall be in writing and signed by the Chancellor or his designee.

6.    Compliance With Laws

      The Contractor shall comply with all applicable laws, ordinances, and codes of Federal, State and Local governments.

      It is the intent and understanding of the parties hereto that each and every provision of law required by law to be inserted in this Contract shall be deemed to be inserted herein. It is further agreed that if, through mistake or otherwise, any such provision is not inserted, or is not inserted in correct form, that this Contract shall forthwith be amended upon notice to the Contractor by such insertion so as to comply strictly with the law.

7.    Worker's Compensation

      If this Contract be of such a character that the employees engaged thereon are required to be insured by the provisions of Chapter 615 of the Laws of 1922, known as the Worker's Compensation Law, as it has been or may be amended, the person, firm or corporation making or performing the same shall secure compensation for the benefit of, and keep insured during the life of this Contract, such employees, in compliance with the provisions of said law. Prior to starting service under this Contract, the Contractor shall file with the Director a certificate showing compliance with the provisions of said law. Such insurance shall be kept during the life of said Contract.

8.    Unlawful Provisions Void

      If this Contract contains any unlawful provisions or portions thereof, they shall be deemed deleted from the Contract and the remainder of the Contract shall remain in full force and effect. If the deletion of such provision frustrates the purpose of this Contract, either party may make application to the Board of Review for relief.

9.    Necessary Approvals

      A. This Contract shall not become effective or binding upon the Board until: (1) it shall have been approved as to form by the Office of the

Serial No. 9888

            Corporation Counsel of the City of New York; (2) it has been authorized by a resolution duly adopted by a vote of the Board; (3) there is subsequent approval of the Contract by the New York State Education Department and the rejection of the Contract at any time by the Department shall extinguish all obligations of the Board herein; (4) it is registered with the Comptroller, and reregistered with the Comptroller from year to year if required; and (5) it is approved and reapproved from year to year by the New York State Financial Control Board if required by the Regulations of said Financial Control Board.

      B. This agreement is subject to the approval of the Financial Control Board (FCB) if it falls into one of the following categories:

            (1) Any Program Contract which requires or may reasonably be anticipated to require payment by the City of an amount in excess of $1,000,000.

            (2) Any Capital Construction Contract which requires or may reasonably be anticipated to require payment by the City or a covered organization of an amount in excess of $5,000,000.

            (3) Any other contract, including Capital Non-Construction Contracts, other than Long-term Leases and Collective Bargaining Agreements, which require or may reasonably be anticipated to require payment by the City of $5,000,000 or more or in the case of a covered organization, an amount of $1,000,000 or more.

            (4)   Any Long-term Lease.

            (5) Any Collective Bargaining Agreement or modification thereof as defined and governed by the Collective Bargaining Agreements Review and Approval Procedures adopted by the Control Board on April 23, 1981, and as amended from time to time.

            (6)   (a.)  Any amendment to a contract required to be submitted to the Control Board pursuant hereto, other than a Long-term Lease or Collective Bargaining Agreement, which modifies the time or times of payment, or increases the amount required to be paid by the City or a covered organization, and which amendment when considered in the aggregate with all prior unapproved amendments to such contract approved since the last amendment, increases or may reasonably be anticipated to increase the base contract amount by increments of $500,000 in the case of the City, and in the case of a covered organization $500,000 for Capital Construction Contracts and $250,000 for all other contracts.

                  (b.) Any amendment to a contract not initially required to be submitted to the Control Board pursuant hereto, other that a Long-term Lease or Collective Bargaining Agreement,

Serial No. 9888

                        Bargaining Agreement, which amendment, when considered in the aggregate with the base contract increases or may reasonably be anticipated to increase the base contract amount up to and beyond $5,000,000 in the case of the City and, in the case of covered organizations $5,000,000 for Capital Construction Contracts, and $1,000,000 for all other contracts.

                  (c.) All subsequent amendments to a contract not initially required to be submitted to the Control Board pursuant hereto but which has been amended and such amendment was required to be submitted to the Control Board pursuant to Section 2(e) (ii) of the Regulation which subsequent amendments, when considered in the aggregate with all prior unapproved amendments to such contract, increase or may reasonably be anticipated to increase the base contract as approved by increments of $500,000 in the case of the City or, in the case of a covered organization $5,000,000 for Capital Construction Contracts, and $250,000 for all other contracts.

            (7)   (a.)  Any amendment to a Long-term Lease as defined in Section
                        1 (e) (1) or (2) of the Regulations which (a) modifies the term of the lease or renewal period, (b) increases the amount required to be paid by the City or a covered organization as rent or otherwise, (c) decreases the amount to be paid to the City or a covered organization pursuant to such Lease, or (d) modifies the time or amounts of any payments under the lease.

                        Any amendment to a Long-term Lease as defined in Section 1 (e) (3) of the Regulations.

10.   Religious Activity Prohibited

      There shall be no religious worship, instruction, proselytizing, or other religious activity engaged in by the Contractor or its employees in connection with the performance of this Contract.

11.   Political Activity Prohibited

      There shall be no political activity engaged in by the Contractor or its employees while in the performance of this Contract to further the election or defeat of any candidate for public office.

      In addition, neither the Contractor nor its employees shall engage in the distribution, to any students or their parents, of any handouts, advertisements, pamphlets or any other document or material not required by this Contract or otherwise authorized by the Director

Serial No. 9888

      while engaged in or in connection with the performance of this Contract.

12.   No Personal Liability

      Neither the members of the Board nor the Chancellor nor any officer, employee, agent or other representative of the Board or of the City shall be personally liable, based upon any theory of law or equity, to the Contractor, or to any party claiming on behalf of or through the Contractor, under this Contract, or by reason of any individual's actions or failure to act in any way connected with this Contract, whether or not the action shall have been within or without an individual's scope of authority. The scope of this provision includes injury to any personal interest (commercial or otherwise), physical injury (including death), property damages, and any pecuniary damages where such injuries or damages result from or arise out of negligence. The Contractor further waives any and all rights to make a claim or commence an action or special proceeding, in law or equity, against any of the aforementioned individuals, and the Contractor hereby assigns its complete right, title, and interest in any such claim, action, or special proceeding to the Board.

13.   Prevention of Delay, Suspension or Strikes

      Because of the public nature of the services involved, and because of the essential public services performed, the contractor shall not act in any manner, nor employ labor or means, nor do anything by way of omission or commission that would in any way cause or result in a suspension, or delay of or strike affecting the work or any services to be performed hereunder. Any violation by the Contractor of this requirement may, upon certification of the Director that the Contractor's act or failure to act demonstrated a lack of good faith effort to assure the performance of the conditions or covenants of this Contract, be considered as proper and sufficient cause for finding the Contractor to be in default in the manner set forth in this Contract.

14.   Inspectors and/or Administrative Personnel

      The Director may assign inspectors or other administrative personnel to inspect vehicles furnished under this Contract, and such inspector or inspectors shall have the right at any and all times to inspect the vehicles used or proposed to be used under this Contract; to inspect the driver's license, vehicle registration, and proof of insurance; and to require drivers to produce proper identification. Such inspectors are authorized and empowered to reject and forbid the use of any and all vehicles or any part thereof offered under or in fulfillment of this Contract for the reason that the same do not comply with the specifications. Inspectors and/or administrative personnel will be allowed access to all of the Contractor's premises and vehicles for

Serial No. 9888

      the purpose of carrying out vehicle inspections and related functions, and the review and audit of Contractor records for compliance with the terms of this Contract.

15.   Rejection of Vehicles

      Any vehicle furnished or offered to be furnished under this Contract for the transportation of pupils which is rejected by an inspector as not conforming to the specifications, the rules and regulations of the New York State Department of Transportation or Education Department, or those of the Board, shall be immediately removed, and vehicles for the transportation of pupils which do conform shall be furnished in place thereof.

16.   No Extra Compensation

      The Contractor shall not seek, ask for, demand, sue for or recover as extra compensation or otherwise, any sum for labor, materials or services other than the compensation agreed upon and fixed.

17.   Invoices and Payments

      The Contractor shall furnish proof of performance with each invoice and shall comply with all Board requirements concerning the manner in which invoices are to be submitted. If the Contractor shall well and faithfully perform and fulfill this Contract and keep every covenant on its part herein contained, the Board shall then pay or cause to be paid to the Contractor, subject to the provisions of the specifications, the amounts due the contractor as the services are provided. The Board and the Comptroller may at all times reserve and retain out of said payments, all sums as by the terms hereof, or of any law of the State of New York, or of any local law of the City of New York, now in effect or hereafter enacted, the Board or the City may be authorized to collect, reserve or retain.

      The Contractor shall not be entitled to demand or receive payment for the services rendered, or any portion thereof, except in the manner set forth in this Contract, upon certification by the Director of compliance by the Contractor with each and every one of the stipulations herein mentioned, provided that nothing herein contained be construed to affect the right hereby reserved by the Board and the Comptroller to refuse to pay any part or all of the amount certified should the said certificate be found or known to be inconsistent with the terms of this Contract, or otherwise improperly given.

18.   Cancellation of Funding

      The Services to be provided hereunder are to be paid for, in large part, by means of funding received by the Board from Federal, State or City Sources. The obligation to pay the Contractor shall be subject

Serial No. 9888

      to the continuing availability of said funding. The Board shall notify the Contractor within five (5) business days from the date the Board receives written notice of the cancellation of such funding, in whole or in part, whereupon the Contractor may cease further performance of this Contract to the extent said performance would not be supported by the funding.

      However, the Board may, at its option, require completion of performance of this Contract by the Contractor upon giving written assurance, signed by the Chancellor or his designee, within fifteen (15) business days of the date the Board receives written notice of such cancellation, that the completed performance of this Contract shall be supported by other available funds.

19.   No Estoppel

      The Board, City, and their respective departments, divisions and offices, shall not be precluded or estopped by a statement or document issued by or on behalf of the Board or the City, from indicating the true value of services performed and supplies furnished by the Contractor or by any other person pursuant to or as a result of this Contract, or from indicating that any such return or certificate is untrue or incorrect in any, particular or that the services performed and supplies furnished or any part thereof do not in fact conform to the provisions of the Contract. Notwithstanding any such statements or document, or payment in accordance therewith, the Board and the City shall not be precluded or estopped from demanding and recovering from the Contractor such damages as may be sustained by reason of the Contractor's failure to comply with the provisions of this Contract.

20.   Prior Contractors

      The Contractor agrees to be responsible to the Board for any debts owed to the Board by any other transportation Contractor, where the Contractor and the other transportation contractor have, or had at anytime since the date of execution of the previous Contract, substantially the same ownership, and provided that those debts arose under a Contract for the transportation of pupils previously entered into between the Board and the other transportation contractor. Incorporated contractors having substantially the same ownership, inc1udes, but is not necessarily limited to, corporations having 20% of their shares held by the same persons.

21.   Acceptance of Final Payment

      Receipt and negotiation by the Contractor, or by any person claiming under this Contract, of the Final Payment hereunder, notwithstanding whether such payment be made pursuant to any judgement or order of any court, shall constitute a general release of the Board from any and all claims and liability for anything done, furnished, or relating to

Serial No. 9888

      the labor, materials, or services provided, or for any act of omission or commission of the Board or its agents and employees. Said release shall be effective against the Contractor and the Contractor's representatives, heirs, executors, administrators, successors, and assigns.

22.   Claims - Limitation of Action

      No action at law or equity shall be maintained by the Contractor, its successors or assigns, against the Board on any claim based upon or arising out of this Contract, or out of anything done in connection with this contract, unless such action shall be commenced within six (6) months after the date of filing of the voucher for final payment hereunder or within six (6) months of the required completion date for the services performed hereunder, whichever is sooner. None of the provisions of
      Article 2 of the Civil Service Practice Law and Rules shall apply to any action against the Board arising out of this contract.

23.   Notices

      The Contractor's address stated on Page 12 of this Contract is hereby designated as the place where all notices, letters or other communications directed to the Contractor shall be served, mailed or delivered. Any notice, letter or other communication directed to the Contractor and delivered to such address, or sealed in a post-paid wrapper and deposited in any post office box regularly maintained by the United States Postal Service, shall be deemed sufficient service thereof upon the Contractor. Said address may be changed at any time by an instrument in writing, executed and acknowledged by the Contractor and delivered to the Chancellor's designee. Nothing herein contained shall be deemed to preclude or render inoperative personal delivery of any notice, letter or other communication, written or oral to the Contractor. Whenever it shall be necessary or required to prove the delivery of any notice, an affidavit describing such delivery shall be conclusive evidence of such delivery.

24.   Waivers

      A. No waiver by the Board of any term or condition hereof shall be effective unless in writing and signed by the Director or his designee. Any waiver shall be specifically limited to its terms, and shall not be deemed applicable to subsequent like circumstances.

      B. Any purported oral waiver shall be void.

25.   Cancellation

      A.    If the Contractor violates any provision of this Contract the

Serial No. 9888

            Chancellor or his designee may pursue legal or equitable remedies available to the Board. In addition, the Chancellor or his designee may seek to have the Contractor declared in default by the Board of Review pursuant to Article 8 of the Bylaws of the Board of Education. In the event that the Board of Review shall determine the Contractor to be in default, the Board may cancel this Contract and shall thereafter be relieved of all liability hereunder.

      B. In the event of breach of this Contract by the Contractor, the Board shall have the right to cancel and terminate said Contract, and the Contractor shall be liable to the Board for any additional cost of completion of the within services, the Board's other costs in connection with the termination, reletting and completion of the services. All such costs, along with any liquidated damages provided herein, may be assessed by the Board against the Contractor and deducted by the Board from payments to be made to the Contractor under this or any other Contract at any time entered into between the Contractor and the Board or City. In the event that said costs and liquidated damages exceed all sums owed at the termination date of this Contract, the Contractor shall pay the amount of such excess to the Board upon notice from the Board of said amount, and in the event that said costs and liquidated damages are less than the sum payable under this Contract as if same had been completed by the Contractor, the Contractor shall forfeit all claims to the difference to the Board. If the Board undertakes to secure the services or any part thereof under this section of the Contract, amount of services secured, the cost and excess cost, if any, of completing this Contract, and the amount of liquidated damages hereunder, shall be conclusive and binding upon the Contractor, its assigns and all other claimants.

26.   Investigations

      1.1 The parties to this agreement agree to cooperate fully and faithfully with any investigation, audit or inquiry conducted by a State of New York (State) or City of New York (City) governmental agency or authority that is empowered directly or by designation to compel the attendance of witnesses and to examine witnesses under oath, or conducted by the Inspector General of a governmental agency that is a party in interest to the transaction, submitted proposal, contract, lease, permit, or license that is the subject of transaction, the investigation, audit or inquiry.

      1.2 (a) If any person who has been advised that his or her statement, and any information from such statement, will not be used


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                against him or her in any subsequent criminal proceeding refuses to testify before a grand jury or other governmental agency or authority empowered directly or by designation to compel the attendance of witnesses and to examine witnesses under oath concerning the award of or performance under any transaction, agreement, lease, permit, contract, or license entered into with the Board, the City, the State, or any political subdivision or public authority thereof, or the Port Authority of New York and New Jersey, or any local development corporation within the City, or any public benefit corporation organized under the laws of the State of New York, or;

      1.2 (b) If any person refuses to testify for a reason other than the assertion of his or her privilege against self incrimination in an investigation, audit, or inquiry conducted by the Board or a City or State governmental agency or authority empowered directly or by designation to compel the attendance of witnesses and to take testimony under oath, or by the Inspector General of the governmental agency that is a party in interest in, and is seeking testimony concerning the award of, or performance under, any transaction, agreement, lease, permit, contract, or license entered into with the City, the State, or any political subdivision thereof or any local development corporation within the City, then;

      1.3 (a) The commissioner or agency head whose agency is a party in interest to the transaction, submitted bid, submitted proposal, contract, lease, permit, or license shall convene a hearing, upon not less than five (5) days written notice to the parties involved to determine if any penalties should attach for the failure of a person to testify.

      1.3 (b) If any non-governmental party to the hearing requests an adjournment, the commissioner or agency head who convened the hearing may upon granting the adjournment, suspend any contract, lease, permit, or license pending the final determination pursuant to paragraph 1.5 below without the Board or City incurring any penalty or damages for delay or otherwise.

      1.4 The penalties which may attach after a final determination by the commissioner or agency head may include but shall not exceed:

                  (a) the disqualification for a period not to exceed five (5) years from the date of an adverse determination for any person, or any entity of which such person was a member of at the time the testimony was sought, from submitting bids for, or transacting business with, or entering into or


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                        obtaining any contract, lease, permit or license with or
                        from the Board or the City, and/or

                  (b) The cancellation or termination of any and all such existing Board or City contracts, leases, permits or licenses that the refusal to testify concerns and that have not been assigned as permitted under this agreement, nor the proceeds of which pledged, to an unaffiliated and unrelated institutional lender for fair value prior to the issuance of the notice scheduling the hearing, without the Board or the City incurring any penalty or damages on account of such cancellation or termination; monies lawfully due for goods delivered, work done, rentals, or fees accrued prior to the cancellation or termination shall be paid by the Board or the City.

      1.5 The commissioner or agency head shall consider and address in reaching his or her determination and in assessing an appropriate penalty the factors in paragraphs (a) and (b) below. He or she may also consider, if relevant and appropriate, the criteria established in paragraphs (c) and (d) below in addition to any other information which may be relevant and appropriate;

                  (a) The partys' good faith endeavors or lack thereof to cooperate fully and faithfully with any governmental investigation or audit, including but not limited to the discipline, discharge, or disassociation of any person failing to testify, the production of accurate and complete books and records, and the forthcoming testimony of all other members, agents, assignees or fiduciaries whose testimony is sought.

                  (b) The relationship of the person who refused to testify to any entity that is a party to the hearing, including, but not limited to, whether the person whose testimony is sought has an ownership interest in the entity and/or the degree of authority and responsibility the person has within the entity.

                  (c) The nexus of the testimony sought to the subject entity and its contracts, leases, permits or licenses with the Board or the City.

                  (d) The effect a penalty may have on an unaffiliated and unrelated party or entity that has a significant interest in an entity subject to penalties under 1.4 above, provided that the party or entity has given


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                        actual notice to the commissioner or agency head upon
                        the acquisition of the interest, or at the hearing called for in 1.3(a) above gives notice and proves that such interest was previously acquired. Under either circumstance the party or entity must present evidence at the hearing demonstrating the potential adverse impact a penalty will have on such person or entity.

      1.6   (a)   The term "license" or "permit" as used herein shall be defined as a license, permit, franchise or concession not granted as a matter of right.

            (b) The term "person" as used herein shall be defined as any natural person doing business alone or associated with another person or entity as a partner, director, officer, principal or employee.

            (c) The term "entity" as used herein shall be defined as any firm, partnership, corporation, association, or person that receives monies, benefits, licenses, leases, or permits from or through the Board or the City or otherwise transacts business with the Board or the City.

            (d) The term "member" as used herein shall be defined as any person associated with another person or entity as partner, director, officer, principal or employee.

27.   Reports, Inspection and Maintenance of Records

      A. The Contractor shall promptly provide all reports required by the Board, including without limitation, financial, program, statistical, analytical, narrative and progress reports. Unless otherwise provided herein, the final payment hereunder shall not be made until all reports have been submitted and approved by the Board.

      B. The contractor shall, until six (6) years after completion of its services hereunder or six (6) years after date of termination of this Contract, whichever is later, maintain and retain complete and correct books and records relating to all aspects of the Contractor's obligations hereunder, including, without limitation, accurate cost and accounting records specifically identifying the expenses incurred by the Contractor in performing such obligations, including, without limitation, the following costs: payroll expense, and all other related records necessary to assure a proper accounting of funds, including property, personal records, cash receipts and disbursements, journals and ledgers. Records must be maintained separately, so as to identify clearly the expenses applicable to this Contract and


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            be distinguishable from all other costs not incurred under this
            Contract.

      C. The Contractor shall make its staff, premises, books, records, operations, and Services provided under this contract, and those of its subcontractors, available to the Board and to any person, agency or entity designated by the Board, at any time, for program audit, fiscal audit, inspection, observation, sampling, visitation and evaluation, and shall render all assistance and cooperation for said purposes.

      D. In its record keeping the Contractor shall also comply with all federal, state and local laws and regulations pertaining to such records, including, without limitation, the regulations of the Comptroller, and shall require its subcontractors to do likewise.

      E. In the event that any Federal, state or local government agency, or other public or private agency conducts an audit of any of the Contractor's operations, within five (5) working days after receipt by the Contractor of notice of the commencement of such audit the Contractor shall give notice of such commencement to the Board; and within five (5) working days after receipt by the Contractor of a copy of any resulting interim or final audit report, the Contractor shall supply one copy thereof to the Board.

28.   Non-Assignment of Contract

      The Contractor shall give its personal attention to the faithful performance of this Contract. Contractor covenants that it will not assign, transfer, convey, sublet or otherwise dispose of this Contract or its right, title or interest therein or its power to execute such Contract, to any other person or corporation without the previous written consent of the Chancellor or his designee. If the Contractor in any way violates the terms of this provision, the Board shall have the right to cancel and terminate this Contract, and the Board shall thereupon be relieved from all liability hereunder. Nothing contained herein shall be construed to affect an assignment by the Contractor for the benefit of its creditors made pursuant to the statutes of the State of New York. No right under this Contract, or to any monies due or to become due hereunder, shall be asserted against the Board or the City in law or in equity by reason of a purported assignment of this Contract, or any part thereof, or of any monies due or to become due hereunder, unless authorized as aforesaid.

29.   Transfer of Corporate Stock

      The Contractor agrees that it will notify the Director of any change in corporate officers, directors or managing agents, or the


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      organization of the corporation including but not limited to, a change in corporate voting power, transfer or sale of corporate assets, transfer or sale of corporate stock over 3% or any other action which may effect the interests of the Board as a party to this Contract.

30.   Contractor's Staff

      The Contractor shall employ or contract for the services of only competent workmen, consultants, independent contractors or other employees which are, or may reasonably be, necessary for the performance of the Services hereunder.

      The Contractor warrants that, to its knowledge, no employee of the Contractor is currently employed in any capacity by the Board of Education of the City of New York, and that the Contractor shall be solely responsible for said employee's work, direction, safety and compensation unless otherwise provided by the Contract.

      The Contractor agrees to immediately remove from any part of the work to be performed hereunder any employee, and not engage such employee in the performance of this Contract, if the Contractor is notified in writing that, in the opinion of either the Chancellor, or his designee, such employee is incompetent or otherwise impedes the performance of the services hereunder.

31.   Confidentiality of Records

      All personally identifiable student and staff information obtained by or furnished to the Contractor by the Board, and all reports and studies containing such information prepared or assembled by the Contractor, are to be kept strictly confidential by the Contractor and shall not be provided or disclosed to any third party without the express written permission of the Chancellor or his designee. The Contractor shall limit access to such material in its control to those of its employees performing services pursuant to this Contract strictly on a need to know basis. The Contractor shall restrict its use of the information to its performance under this Contract and shall return all such material to the Board upon the completion of the services herein.

32.   Testimony

      If the subject matter of this Contract at any time becomes involved in any action or proceeding, to which the Board or the City is a party, before any court, board, tribunal, panel, arbitrator, referee or agency, the Contractor shall provide such knowledgeable witnesses as the Board shall require, free of additional compensation of any kind. Nothing herein shall require the Contractor to provide testimony in any proceeding in which it is a party with interests opposed to those of the Board.


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33.   Indemnification

      The Contractor shall protect, indemnify and hold harmless the Board from any and all claims, suits, actions, costs and damages to which the Board may be subjected by reason of injury to person or property, or wrongful death, as may result from any act, omission, carelessness, malpractice or incompetence of the Contractor, or anyone employed or engaged by the Contractor, in connection with the performance of this Contract.

34.   Conflict of Interest Prohibited

      A. Except in accordance with applicable provisions of law and regulations governing such employment, the Contractor may not employ or contract for the services of 1.) any present employee of the Board or 2.) any person who is presently on leave from employment with the Board, or 3.) any former employee of the Board.

      B. The Contractor warrants that, other than a bona fide employee or contractor regularly working as a sales representative for the Contractor, no person, selling agency, or other entity has solicited or secured this Contract, or has been employed or retained to do so, for a commission, percentage, brokerage fee or contingent fee.

      C. The Contractor shall not give, and warrants that it has not given or promised to give, any gift or thing of value to any officer, employee or other person whose salary is payable in whole or part from Board or City Funds, or other funds under this contract. The phrase "gift or thing of value" shall include, without limitation, money, tangible goods, services, loans, promises or negotiable instruments.

      D. If the Contractor violates any provision of this paragraph, the Board may, at its option, (1.) cancel and terminate this Contract and be relieved of all liability hereunder, (2.) deduct all amounts paid by the Contractor or other value given by the Contractor in violation of this paragraph, from payments made or to be made to the Contractor under this or any other contract at any time, (3.) require the refund of any funds paid hereunder or (4.) any combination of the foregoing. Any breach of the warranties or violation of the provisions of this paragraph shall be grounds to preclude the Contractor or its principals as a responsible bidder on other Board or City contracts.

35.   Anti-Trust Clauses

      The Contractor hereby assigns, sells and transfers to the Board all right, title and interest in and to any claims and causes of action


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      arising under the antitrust laws of New York State or of the United States relating to the particular goods or services purchased or procured by the Board or City under this Contract.

36.   Merger

      This written Agreement constitutes the entire agreement of the parties, and no other prior or contemporaneous agreement, oral or otherwise, regarding the subject matter of this Agreement shall be deemed to exist or bind any of the parties hereto, or to vary any of the terms contained herein.

37.   Participation In An International Boycott

      A. The Contractor agrees that neither it nor any substantially-owned affiliated company is participating or shall participate in an international boycott in violation of the provisions of the Export Administration Act of 1969, as amended, or the regulations of the United States Department of Commerce promulgated thereunder.

      B. Upon the final determination by the Commerce Department or any other agency of the United States as to, conviction of the Contractor or a substantially-owned affiliated company thereof, participation in an international boycott in violation of the provisions of the Export Administration act of 1969, as amended, or the regulations promulgated thereunder, the Comptroller or the Chancellor or his designee may, at his option, render forfeit and void this Contract.

      C.    The Contractor shall comply in all respects, with the provisions of
            Section 343-10.0 of the Administrative Code of the City of New York and rules and regulations issued by the Comptroller thereunder.

38.   Discrimination

      In connection with the performance of work under this Contract, the Contractor agrees as follows:

      a) The Contractor will not discriminate against any employee or applicant for employment because of race, creed, color, age, sex, national origin, handicap, marital status, religion or political beliefs or affiliations. The Contractor will take action to ensure that applicants are employed, and that employees are treated during employment, without regard to the foregoing categories. Such action shall include but not be limited to the following: employment; upgrading; demotions or transfer; recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship. The Contractor agrees to post


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            in conspicuous places, available to employees and applicants for employment, notices to be provided by the Board setting forth the provisions of this nondiscrimination clause.

      b) The Contractor shall not discriminate against any employee or applicant for employment on the basis of sex pursuant to Title IX of the Education Amendments of 1972 (20 United States Code Annotated,
            Section 1681 et seq.).

      c) The Contractor will, in all solicitations or advertisements for employees placed by or on behalf of the contractor, state that all qualified applicants will receive consideration for employment without regard to race, creed, color, age, sex, or national origin.

      d) The Contractor will send to each labor union or representative of workers with which it has a collective bargaining agreement or other contract or understanding, a notice to be provided by the Board advising the said labor union or workers' representatives of the contractor's commitments under this section, and shall post copies of the notice in conspicuous places available to employees and applicants for employment.

      e) The Contractor will comply with all provisions of law prohibiting discrimination because of race, creed, color, age, sex, or national origin.

      f) The Contractor will comply with all provisions of Executive Order No. 11246 of September 24, 1965, and of the rules, regulations, and relevant orders of the Secretaries of Labor and Health and Human Services created thereby. The contractor will furnish all information and reports required by Executive Order No.11246 of September 24, 1965, and by the rules, regulations, and orders of said Secretaries issued pursuant thereto, and will permit access to its books, records, and accounts by the Board and the Secretaries for purposes of investigation to ascertain compliance with such rules, regulations and orders. In the event of the Contractor's non-compliance with the nondiscrimination clause of this Contract, or with any of the said rules, regulations or orders, this Contract may be cancelled in whole or in part and the Contractor may be declared ineligible for further Government contracts in accordance with procedures authorized in Executive Order No. 11246 of September 24, 1965, and such other sanctions may be imposed and remedies invoked as provided in the said Executive Order by rule, regulation or order of the Secretaries of Labor and Health and Human Services, or as otherwise provided by law.


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39.   Equal Employment Opportunity Requirements for Non-Construction
      Contractors, Vendors and Suppliers

      The attention of all bidders is particularly directed to the various orders, rules, regulations and procedures set forth in the contract documents with respect to identifying and eliminating both overt and covert discriminatory employment practices.

      I.    Policy

            It is the policy of the Board of Education, City of New York, in accordance with the Labor Law of the State of New York and other applicable laws, to provide equal opportunity for all qualified persons, to prohibit discrimination in employment because of race, creed, color, age, sex, national origin, handicap, marital status, religion or political beliefs or affiliations and to promote the full realization of equal opportunity through an affirmative, continuing program of compliance by all contractors, suppliers and vendors doing business with the Board of Education and their subcontractors.

      II.   Implementation

            The Director of the Office of Equal Opportunity shall be responsible for the implementation and administration of this policy. He or she shall be directly responsible to the Deputy Chancellor of the Board of Education and shall be responsible for issuing all orders, rules, regulations and procedures as may be deemed necessary or convenient for carrying out and implementing the policy set forth in Section 1.

      III. Definition of terms for the purpose of these Orders, Rules and Procedures

            A.    Non-Construction Contract

                  Any Agreement, or commitment by the Board of Education, to purchase or lease supplies, equipment or services. The term "Non-Construction Contract" excludes contracts of the Board of Education related to the erection, construction, reconstruction, rehabilitation, alteration, conversion, extension, repair or demolition of buildings or improvements to real property, with the exception of supplies, equipment and materials therefore, and work, labor or services relating to architectural, engineering or consultant services.

            B.    Contractor

                  Any person or entity employing workers, who bids for, or who is awarded a non-construction contract.


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            C.    Employee of Non-Construction Contractor

                  Any person employed full or part time, in any capacity, by a person, partnership, corporation or business association, that has bid on, is bidding on, or has been awarded a non-construction contract or purchase order for work, labor, supplies, equipment, materials, goods or services by the Board.

            D.    Minority Group Members

                  Blacks, Hispanics (non-European), Asian-Americans and American Indians.

            E.    Program of Affirmative Action

                  A detailed, result-oriented set of written procedures which when implemented with conscientious effort results in compliance with the equal opportunity policy herein, through full utilization and equal treatment of minority group members and women at all levels in all segments of Contractor's workforce. An effective program of affirmative action shall include, but not necessarily be limited to, the following ingredients:

                  1. Development or reaffirmation of the Contractor's equal emp1oyment opportunity policy);

                  2.    Dissemination of the policy;

                  3.    Responsibility for implementation;

                  4. A survey and analysis of employment at all levels and in all categories and aspects of its workforce, which determines if and at which levels, categories and aspects the Contractor or sub-contractor is deficient in the utilization of minority group members and women;

                  5. Establishment of goals and timetables toward the attainment of which the Contractor's or subcontractor's good faith effort must be directed to remedy any identifiable underutilization of minority group members and women;

                  6. An analysis of employment policies and practices, including but not limited to seniority systems, recruitment training, promotion, insurance, and job benefits, and their effects upon minority group members and women;


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                  7.    Corrective actions taken, or to be taken, toward the
                        elimination of any employment policy or practice having a discriminatory effect on minority group members and women.

            F.    Goals and Timetables

                  Projected levels of achievement resulting from an analysis by the Contractor or subcontractor of its deficiencies, and of what it can reasonably do to remedy them within a specified time frame.

            G.    Underutilization

                  Having fewer minority group members and women in a particular job classification than would reasonable be expected by their availability in the appropriate labor force.

      IV.   Bidding and Awarding of Contracts

            A.    Pre-Award Conference

                  Prior to the award of Contract to the apparent low bidder and if requested in writing by the Director of the Office of Equal Opportunity (hereinafter referred to as the Director"), such bidder shall attend a pre-award conference to be held in the Office of Equal Opportunity of the Board of Education for the purpose of acquainting him or her with the statutory and contractual requirements and what specific measures shall constitute an acceptable program of affirmative action.

            B.    Program of Affirmative Action

                  Prior to the award of Contract to the lowest responsible bidder and upon demand, the low bidder must submit to the Director a detailed written Program of Affirmative Action (hereinafter referred to as "P.A.A."). In the event the low bidder fails to submit an acceptable P.A.A. within the allotted time stipulated in the demand, the Director may recommend that the low bid be rejected, the amount of the bid deposit, if any, be forfeited, and that the low bidder be disqualified from bidding on Board of Education work for a period of one year. The P.A.A. shall:

                  1. Apply to all Board of Education non-construction contracts except that, with regard to contracts, subcontracts or purchase orders under $25,000, the Director is authorized to make modifications as may be appropriate in the individual case;


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                  2.    Encompass all phases of the employment process,
                        including evaluation of job classifications to ensure job relatedness, recruitment, selection, validity of examinations, retention, layoffs, seniority, assignments, training, promotion, salary and benefits;

                  3. Be considered by the Board of Education in its determination as to whether a numerical low bidder will be judged the lowest responsible bidder entitled to award thereof. The Director shall be the sole judge of the program's acceptability;

                  4. In addition to the above, fulfill the requirements of subdivisions (a) through (g) of this section:

                  (a) The P.A.A. shall include measurable goals, reasonable timetables and specific programs to be implemented by the Contractor to identify and eliminate deficiencies in employment practices with respect to the under-utilization of minority group men and women in the Contractor's workforce and a projection of the minority utilization in the Contractor's workforce for the life of the contract and for at least a one-year period succeeding its completion. This statement and projection shall include present and projected (1) rates of hiring and promotion of minority group members and women in specific job categories at each wage rate within each level of employment and according to major organizational unit, and (2) percentages of minority group and women utilization in specific job categories at each wage rate within each level of employment and according to major organizational units, within the Contractor's workforce.

                  (b) The P.A.A. shall include all of the Contractor's facilities within New York City as well as those facilities located elsewhere within the continental limits of the United States.

                  (c) The P.A.A. shall specify the union(s) or other employee organizations to which the Contractor's employees belong and shall include commitments to good faith efforts to effect equal employment opportunity changes directly or indirectly, in programs by such unions or organizations to recruit, train or otherwise select members if such changes are deemed necessary. The P.A.A shall also include a copy of any agreement with an employee association which affects employment policies and practices.


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                  (d)   The P.A.A., or portion thereof, shall be submitted in
                        such format as shall be specified by the Director of the Office of Equal Opportunity.

                  (e) The P.A.A. shall include a commitment to submit to the Director a separate P.A.A., of the form and substance specified in subdivisions (a) through (g) hereof, for each subcontractor prior to its approval by the Board of Education. Every subcontract made by a non-construction contractor shall also contain these rules, regulations and orders in their entirety or their incorporation by reference.

                  (f) If the P.A.A. shall include written evidence or other proof which shows that minority entrepreneurs have been solicited and given an equal opportunity to submit proposals and that such proposals have been given equal consideration for award.

                  (g) Unless exempted by the Board of Education, no specific commitment, including goals for minority group employment and adoption of equal employment practices, contained in the P.A.A. shall be acceptable, which is not at least equal to any such commitment contained in the most recent previous P.A.A., if any, of the Contractor or subcontractor.

            V.    Compliance Inspection Report

                  A. Prior to the award of Contract to the lowest responsible bidder and upon demand, the low bidder must submit to the Director of Equal Opportunity, a Compliance Inspection Report. The completed Compliance Report must be returned to the Office of Equal Opportunity within twelve (12) calendar days from the effective date stated on the Requisition for Information accompanying the Report form.

                        Failure to submit the Compliance Inspection Report within the period of time specified above may result in a rejection of the bid and the disqualification of the bidder from bidding on Board of Education work for a period of one year.

                  B. The Compliance Inspection Report shall be submitted in a form provided by or approved by the Director, and shall indicate and furnish explanations for any current or anticipated departures from the total labor force projections, or minority group labor force projections in the contractor's or subcontractor's P.A.A., or from planned corrective action relating to employment policies as stated in the P.A.A.


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            VI.   Contractor's Implementation

                        Good faith efforts must be made to implement these affirmative action steps during the performance of the Contract. The effectiveness of the affirmative action program shall be measured by the extent of progress made toward an equitable participation which reflects the appropriate available minority and female workforce and the lack of such progress shall be a factor considered in determining whether there have been good faith efforts to implement the program.

            VII.  Sanctions and Remedies

                  A. It is agreed that if the Contractor does not comply with the equal opportunity provisions herein stated, as solely determined by the Board of Education, the said Contract may be cancelled, terminated, or suspended in whole or in part and the Contractor may be declared ineligible for further Board of Education contracts and/or subject to such other sanctions as may be imposed and remedies involved by the Board of Education in its discretion.

                  B. Prime Contractors shall be responsible for the compliance of their subcontractors. Failure of its subcontractor to comply with the provisions hereof or with affirmative action contractual provisions, shall be grounds for the imposition of sanctions and remedies against a prime contractor. Such sanctions and remedies include the authority of the Director to halt scheduled payments to Contractors who consistently fail to comply with the provisions hereof.

                  C. No sanctions or remedies shall be imposed on a bidder, Contractor or subcontractor without affording such bidder, Contractor or subcontractor an opportunity for a compliance review. The purpose of the compliance review is to enable the bidder, Contractor or subcontractor to present written evidence as to why it should not be held in non-compliance with the Board of Education's Policy of Equal Opportunity. The bidder, Contractor or subcontractor shall be allowed at least twelve (12) calendar days to present such evidence. If at the end of such period compliance is not reached, and the Director maintains his or her position of non-compliance, the bidder, Contractor or subcontractor may appeal to the Board of Review of the Board of Education. Conformity to technical rules of evidence at the Board of Review hearing shall not be required. The determination of such Board of Review appeal shall be final and conclusive, subject only to judicial review.

                  D. Each of the foregoing sections or subdivisions hereof shall be construed to be independent of all other sections and


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                        subdivisions unless the contrary is clearly indicated by
                        the text.

                  For further information concerning these rules, regulations or procedures contractors may consult with the Office of Equal Opportunity of the Board of Education.

            40.   Supervision

                  The Contractor shall comply with all orders and instructions of the Director not inconsistent with or prohibited by the terms of this Contract.

                  The scope and substance of said orders and instructions shall be in the discretion of the Director so that the Director may properly discharge his function of providing safe and reliable transportation to the students.

            41.   Reserved Rights

                  The rights, powers, privileges and remedies reserved to the Board and to the City by this Contract are cumulative and shall be in addition to and not in derogation of any other rights or remedies which the City and the Board may have at law or in equity with respect to the subject matter of this contract, and a waiver thereof at any time or in any instance shall not affect any other time or instance.

            42.   Choice of Law, Consent to Jurisdiction and Venue

                  This Contract shall be deemed to be executed in the City of New York, State of New York, regardless of the domicile of the Contractor, and shall be governed by and construed in accordance with the laws of the State of New York.

                  The parties agree that any and all claims asserted by or against the Board or City arising under this Contract or related thereto shall be heard and determined either in the courts of the United States located in New York City ("Federal Courts") or in the courts of the State of New York, ("New York State Courts") located in the City of New York and County of Kings. To effect this agreement and intent, the Contractor agrees:

            (a) If the City or Board initiates any action against the Contractor in Federal Court or in the New York State Court, service of process may be made on the Contractor either in person, wherever such Contractor may be found, or by registered mail addressed to the Contractor at its address as set forth in this Contract, or to such other address as the Contractor may provide to the City or Board in writing; and

            (b) With respect to any action between the City or Board and the Contractor in New York State Court, the Contractor hereby expressly


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                  waives and relinquishes any rights it might otherwise have (i)
                  to move to dismiss on grounds of fourm non conveniens, (ii) to remove to Federal Court; and (iii) to move for a change of venue to a New York State Court outside Kings County.

            (c) With respect to any action between the City or Board and the Contractor in Federal court located in New York City, the Contractor expressly waives and relinquishes any right it might otherwise have to move to transfer the action to a United States Court outside the City of New York.

            (d) If the Contractor commences any action against the City or Board in a court located other than in the City and State of New York, upon request of the City or Board, the Contractor shall either consent to a transfer of the action, to a court of competent jurisdiction located in the City and State of New York or, if the Contractor shall consent to dismiss such action without prejudice and may thereafter reinstitute the action in a court of competent jurisdiction in New York City.

                  If any provision(s) of this Article is held unenforceable for any reason, each and all other provision(s) shall nevertheless remain in full force and effect.

            43. Bidders Anti-Apartheid and Export Administration Act and Arms Export Control Act Provision

                  Local Law No. 19 of 1985, enacted by the City Council and signed by the Mayor on March 15, 1985, adds a new section 343-11.0 to the Administrative Code of the City of New York, which provides for certain restriction on City contracts to express the opposition of the people of the City of New York to the policy of apartheid and to encourage companies doing business in South Africa and Namibia to support change. The local 1aw became effective on July 13, 1985.

                  Pursuant to Local Law No. 19, bidders are asked to covenant and represent, as a material condition of their contract, that they and their substantially owned subsidiaries will not sell goods or services to certain agencies of the South African government. For contracts awarded before July 13, 1986, bidders are asked to affirm under oath in a form acceptable to the Department that they have not made such sales since July 13, 1985 and will not do so during the term of the contract. For contracts awarded on or after July 13, 1986, bidders will be asked to covenant and represent that they have not made such sales within 12 months prior to the award of the contract and will not do so during the term of the contract. Bidders for supply contracts are also asked to covenant and represent that they will not supply goods to the City which originate in South Africa or Namibia. For the purposes of this affirmation, construction contractors shall not be deemed to be supply contractors. Bidders are


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                  not required to agree to these conditions. However, if the lowest responsible bidder does not agree to the conditions, and there is another responsible bidder who does agree to the conditions, and whose bid is within five percent of the bid of the lowest responsible bidder, the bids will be referred to the Board of Estimate, which may determine that it is in the public interest that the contract be awarded to other than the lowest responsible bidder.

                  In accordance with ss. 343-11.0 of the Administrative Code of the City of New York, the Contractor hereby covenants and represents:

            1) that the Contractor and its substantially owned subsidiaries have not, since July 13, 1985, sold or agreed to sell, and shall not during the term of this Contract, sell or agree to sell, goods or services other than food or medical supplies directly to the following agencies of the South African government or directly to a corporation owned or controlled by such government and established expressly for the purposes of procuring such goods and services for such specific agencies:

                  a)    the police
                  b)    the military
                  c)    the prison system, or
                  d)    the department of cooperation and development; and

            2) in the case of a Contract to supply goods, that none of the goods to be supplied to the City originated in the Republic of South Africa or Namibia.

            The contractor agrees that the covenants and representations in sub-section A above are material conditions of this Contract. In the event the Department receives information that the Contractor is in violation of sub-section A, the Department shall review information and give the Contractor an opportunity to respond. If the Department finds that a violation has occurred, the Department shall have the right to terminate this Contract and procure the supplies, services or work from another source in any manner the Department deems proper. In the event of such termination, the Contractor shall pay to the Department, or the Department in its sole discretion may withhold from any amounts otherwise payable to the Contractor, the difference between the contract price for the uncompleted portion of this Contract and the cost to the Department of completing performance of this Contract either itself or by engaging another contractor or contractors. In the case of a requirements contract, the Contractor shall be liable for such difference in price for the entire amount of supplies required by the Department for the uncompleted term of this Contract. In the case of a construction contract, the Department


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            shall also have the right to hold the Contractor in partial or total default in accordance with the default provisions of this Contract. The rights and remedies of the Department hereunder shall be in addition to, and not in lieu of, any rights and remedies the Department has pursuant to this Contract or by operation of law.

            AGREED

            BY:  ________________________

            TITLE: ______________________

            DATE: ______________________

                         ACKNOWLEDGEMENT BY INDIVIDUAL

      Sworn to before me this ____ day of ______________________, 19 __, personally came __________________________________ to me known and known to me to be the same person described and who executed the foregoing instrument and he/she acknowledged to me that he/she executed the same for the purposes therein mentioned.

                                        _______________________________________
                                         Notary Public or Commissioner of Deeds


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Serial No. 9888

ACKNOWLEDGEMENT BY A CORPORATION

State, City and County of New York, ss:

On this _________ day of ___________________, l9__ before me personally came ___________________________________________ who being by me duly sworn, did depose and say that he/she resides in the City of_______________; that he/she is the ____________________________ of the ______________________________________
the Corporation described in and which executed the foregoing instrument; that he/she knows the seal of said Corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said Corporation; and that he/she signed his/her name thereto by like order for the purposes therein mentioned.

                                        _______________________________________
                                         Notary Public or Commissioner of Deeds
================================================================================
                        ACKNOWLEDGEMENT BY A PARTNERSHIP

State, City and County of New York, ss:

On this ________ day of ________________, 19__, before me personally came _________________________ to me known and known to me to be a member of
______________________________________________ the firm described in and which executed the foregoing instrument and he/she acknowledged to me that he/she subscribed the name of said firm thereto on behalf of said firm for the purposes therein mentioned.


                                        _______________________________________
                                         Notary Public or Commissioner of Deeds


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Serial No. 9888

Export Administration Act and Arms Export Control Act

The following provision is incorporated into the Contract:

By executing this Contract, the Contractor covenants and represents that it and its substantially owned subsidiaries have not since July 13, 1985 violated, and shall not during the period of this contract violate, the Export Administration Act of 1979 as amended (50 U.S.C. ss. 2401 et seq.) or the Arms Export Control Act of 1976 as amended (22 U.S.C. ss. 2778) by 1awfully exporting or reexporting goods to the Republic of South Africa or Namibia. Upon a final determination by the United States Department of Commerce or any other agency of the United States or a court that the Contractor or its substantially owned subsidiary has violated the Export Administration Act or the Arms Export Control Act by unlawfully exporting or reexporting goods to the Republic of South Africa or Namibia, the Department shall have the right to terminate this Contract and procure the supplies, services or work from another source in any manner the Department deems proper. In the event of such termination, the contractor shall pay to the Department, or the Department in its sole discretion may withhold from any amounts otherwise payable to the Contractor, the difference between the contract price for the uncompleted portion of this Contract and the cost to the Department of completing performance of this Agreement either itself or by engaging another contractor or contractors. In the case of a requirements contract, the Contractor shall be liable for the said difference in price for the entire amount of supplies required by the Department for the uncompleted term of this Contract. In the case of a construction contract, the Department shall also have the right to hold the Contractor in partial or total default in accordance with the default provisions of this Contract. The rights and remedies of the Department hereunder shall be in addition to, and not in lieu of, any rights and remedies the Department has pursuant to this Contract or by operation of law.


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Serial No. 9888

                                PERFORMANCE BOND

      KNOW ALL MEN BY THESE PRESENTS, THAT we,__________________________________
________________________________________________________________________________
hereinafter referred to as the 'Principal', and ________________________________
_______________________________________________________________________________
hereinafter referred to as the 'Surety' are held and firmly bound to the BOARD OF EDUCATION OF THE CITY OF NEW YORK, hereinafter referred to as the 'Board', or to its successors and assigns, in the penal sum of ____________________________ Dollars, lawful money of the United States, for the payment of which said sum of money well and truly to be made, we, and each of us, bind ourselves, our heirs, executors, administrators, successors and assigns, jointly and severally, firmly by these presents.

            WHEREAS, the Principal is about to enter, or has entered, into a Contract in writing with the Board for the transportation of pupils, a copy of which Contract is annexed to and hereby made a part of this bond as through herein set forth in full;

            NOW, THEREFORE, the conditions of this obligation are such that if the principal, his/her or its representatives or assigns, during the period beginning on the first day of September 198_ and ending on the 30th day of June 198_ shall well and faithfully perform the conditions of said Contract and all modifications, amendments, additions and alterations therein with respect to performance by the Principal during said period and shall indemnify and save harmless the Board from all cost damages which it may suffer by reason of failure so to do and shall fully reimburse and repay the Board for all outlay and expense which the Board may incur in making good any such default with respect to performance by Principal during the period of this bond, then this obligation shall be void, otherwise the same to remain in full force and effect.

            The Surety, for value received, hereby stipulates and agrees, if requested to do so by the Board, fully to perform and complete the work to be performed under the Contract pursuant to the terms, conditions and covenants thereof, during the period of this bond if for any cause the Principal fails or neglects to fully perform and complete such work. The Surety further agrees to commence such work within twenty (20) days after written notice thereof from the Board.

            The Surety, for value received, for itself and its successors and assigns, hereby stipulates and agrees that the obligation of said Surety and its bond shall in no way be impaired or affected by any modification, omission, addition or change in or to the Contract or the work to be performed during the period of this bond, or by payment thereunder, before the time required therein, or by any waiver or any provisions thereof, or by any assignment, subletting other transfer thereof of any work to be performed or any moneys due to or to become due thereunder, and said Surety does hereby waive notice of any and all such extensions, modifications, omissions, additions, changes, payments, waivers, assignments, subcontracts and transfers, and hereby expressly stipulates and agrees that any and all things done and omitted to be done by and in relation to assignees, subcontractors, and other transferees shall have the same effect as to said Surety as though done or omitted to be done by or in relation to said Principal.


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